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                           CROWE, CHIZEK AND COMPANY
                                VOLUME SUBMITTER
                            PLAN AND TRUST AGREEMENT
                     SALARY REDUCTION 401(k) PROFIT SHARING
                                RETIREMENT PLAN









                              [CROW CHIZEK LOGO]
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                               TABLE OF CONTENTS

ARTICLE I

    BASIC DEFINITIONS

         1.01    ACCRUED BENEFIT
         1.02    AFFILIATED BUSINESS
         1.03    ADOPTION AGREEMENT
         1.04    BENEFICIARY
         1.05    BREAK IN SERVICE
         1.06    CODE
         1.07    COMPENSATION
         1.08    COMPUTATION PERIOD
         1.09    DEFINED CONTRIBUTION DOLLAR LIMITATION
         1.10    DISABLED
         1.11    EARLY RETIREMENT AGE
         1.12    EARNED INCOME
         1.13    EFFECTIVE DATE
         1.14    ELECTION PERIOD
         1.15    ELIGIBLE EMPLOYEE
         1.16    EMPLOYEE
         1.17    EMPLOYEE DEFERRAL CONTRIBUTIONS
         1.18    EMPLOYER
         1.19    EMPLOYER CONTRIBUTIONS
         1.20    EMPLOYMENT DATE
         1.21    ENTRY DATE
         1.22    ERISA
         1.23    FIDUCIARIES
         1.24    HIGHLY COMPENSATED EMPLOYEE
         1.25    HOUR OF SERVICE
         1.26    INDIVIDUAL ACCOUNT (ACCOUNT BALANCE)
         1.27    INSURANCE CONTRACT
         1.28    INSURER
         1.29    INVESTMENT FUND
         1.30    LEASED EMPLOYEE
         1.31    LIMITATION YEAR
         1.32    MATCHING CONTRIBUTIONS
         1.33    NET GAIN OR NET LOSS
         1.34    NET PROFIT
         1.35    NON-ELECTIVE EMPLOYER CONTRIBUTIONS
         1.36    NORMAL RETIREMENT AGE
         1.37    OWNER-EMPLOYEE
         1.38    PARTICIPANT
         1.39    PLAN OR PLAN AND TRUST
         1.40    PLAN ADMINISTRATOR
         1.41    PLAN YEAR
         1.42    QUALIFIED NON-ELECTIVE CONTRIBUTIONS
         1.43    QUALIFIED MATCHING CONTRIBUTIONS
         1.44    SALARY REDUCTION AGREEMENT
         1.45    SELF-EMPLOYED INDIVIDUAL





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ARTICLE I (Continued)

         1.46    Sponsor
         1.47    Spouse (Surviving Spouse)
         1.48    Taxable Wage Base or TWB
         1.49    Trustee
         1.50    Trust Fund
         1.51    Valuation Date(s)
         1.52    Valuation Period
         1.53    Vested Account Balance (Vested Interest)
         1.54    Year of Service

ARTICLE II

    Eligibility Requirements

         2.01    Eligibility
         2.02    Excluded Employees
         2.03    Plan Information
         2.04    Conditions of Continued Participation
         2.05    Revocation of Election not to Participate
         2.06    Rehired Participant
         2.07    Owner-Employees

ARTICLE III

    Contributions and Adjustments to Individual Accounts

         3.01    Kinds of Contributions
         3.02    Employee Deferral Contributions
         3.03    Non-Elective Employer Contribution
         3.04    Matching Contributions
         3.05    Qualified Non-Elective and Qualified Matching Contributions
         3.06    Adjustments of Individual Accounts
         3.07    Allocation of Non-Elective Employer Contributions
         3.08    Allocation of Profit and Loss of Trust Fund to Accounts
         3.09    Allocation of Forfeitures
         3.10    Allocation of Matching Contributions
         3.11    Minimum Service and Employment on the Last Day of The Plan Year

ARTICLE IV

Nondiscrimination Testing and Limitations on Contributions

         4.02    Limitations on Elective Deferrals
         4.03    Limitations on Matching Contributions
         4.04    Distribution of Excess Deferrals
         4.05    Distribution of Excess Contributions





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ARTICLE IV (Continued)

         4.06    Distribution of Excess Aggregate Contributions
         4.07    Limitations on Annual Additions to Individual Accounts
         4.08    Deduction Limitation
         4.09    Overall Limitations

ARTICLE V

    Retirement and Disability Benefits

         5.01    Events Entitling Participant to Distribution
         5.02    Methods of Benefit Payment
         5.03    Cash Out Payment
         5.04    Payment if Vested Account Balance exceeds $3,500
         5.05    Nonforfeitability of Benefits

ARTICLE VI

    DEATH BENEFITS

         6.01    Amount of Death Benefit
         6.02    Payment of Death Benefit
         6.03    Beneficiary Designation
         6.04    Selection by Beneficiary

ARTICLE VII

    Termination Benefits

         7.01    Vested Account Balance
         7.02    Determination of Vested Benefit
         7.03    Payment of Vested Interest
         7.04    Rehired Participant

ARTICLE VIII

    Joint and Survivor Annuity Requirements

ARTICLE IX

    Distribution Requirements

         9.01    General Rules
         9.02    Required Beginning Date
         9.03    Limits on Distribution Periods
         9.04    Determination of Amount to be Distributed Each Year





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ARTICLE IX (Continued)


         9.05    Death Distribution Provisions
         9.06    Commencement of Benefits
         9.07    Definitions

ARTICLE X

    Loans to Participants

        10.01    Loans to Participants
        10.02    Maximum Loan Amount
        10.03    Repayment of Loans
        10.04    Terms
        10.05    Loans to Beneficiaries
        10.06    Prohibition on Loans to Owner-Employees and Shareholder-
                 Employees

ARTICLE XI

Plan Administration

        11.01    Allocation of Fiduciary Powers
        11.02    Plan Administration
        11.03    Claim Procedure
        11.04    Reporting and Disclosure
        11.05    Plan Administrator's Duties and Powers
        11.06    Administrative Rules
        11.07    Directions to Trustee
        11.08    Benefit Applications
        11.09    Domestic Relations Order

ARTICLE XII

Top Heavy Rules

        12.01    Effective Date
        12.02    Determination of Top Heavy Status
        12.03    Definitions and Special Rules
        12.04    Effect of Top Heavy Status

ARTICLE XIII

The Trustee

        13.01    Resignation and Removal
        13.02    Information to be Furnished to Trustee
        13.03    Accounting
        13.04    Trustee's Right to Judicial Settlement





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ARTICLE XIII (Continued)


        13.05    Trustee's Expenses
        13.06    Payment of Benefits to Incompetent
        13.07    Trustee's Investment Powers
        13.08    Form of Plan Contributions
        13.09    Payments Made at Direction of Plan Administrator

ARTICLE XIV

    Fiduciary Responsibility

        14.01    Fiduciary Standards
        14.02    Situs of Plan Assets

ARTICLE XV

    Purchase of Insurance Contracts

        15.01    Purchase Permitted

ARTICLE XVI

    Exclusive Benefit Requirements

        16.01    Trustee Receipt of Funds
        16.02    Plan Assets for Exclusive Benefit of Participants
        16.03    Return of Employer Contributions

ARTICLE XVII

    Plan Termination and Amendments

        17.01    Termination or Partial Termination
        17.02    Limitations on Amendments by Employer
        17.03    Amendments Required for Qualification
        17.04    Participant's Consent to Amendment
        17.05    Amendment of Adoption Agreement

ARTICLE XVIII

    Other Required Provisions

        18.01    Plan Merger or Consolidation
        18.02    Nonalienation of Benefits
        18.03    Form of Benefit Payments





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ARTICLE XIX

    Miscellaneous

        19.01    Nonguarantee of Employment
        19.02    Construction of Agreement
        19.03    Duration of Plan
        19.04    Illegality
        19.05    Withdrawal by an Employer
        19.06    Gender and Number
        19.07    Successor Employer
        19.08    Indemnification
        19.09    Expenses of Administration





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                            PLAN AND TRUST AGREEMENT
             SALARY REDUCTION 401(K) PROFIT SHARING RETIREMENT PLAN


    THIS PLAN AND TRUST AGREEMENT (hereinafter referred to as the "Plan") is entered into, as of the Effective Date, between the Employer and the Trustee named in the Adoption Agreement, which is attached and made a part of this Plan. It is established by the Employer and shall be effective on the date reflected in the Adoption Agreement. Its purpose is to provide retirement and other related benefits for the Employer's eligible employees.

                                   ARTICLE I

                               BASIC DEFINITIONS

    When used in this Plan, the following words and phrases shall have the following meanings, unless the context clearly indicates otherwise. Under no circumstances shall any of the following definitions be interpreted or construed in a manner which shall be inconsistent with ERISA or the Code or any valid regulations issued pursuant thereto

1.01             Accrued Benefit:  The balance in a Participant's Individual
                 Account.

1.02 Affiliated Business: Each entity that, with the Employer, constitutes a member of a controlled group of corporations (as defined in Section 414(b) of the Code) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or an affiliated service group (as defined in
                 Section 414(m) of the Code), or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code. For purposes of applying the limitations of Sections
                 4.08 and 4.09, Sections 414(b) and 414(c) of the Code are modified by Section 415(h) of the Code.

1.03 Adoption Agreement: The document containing the Employer's elections and by which the Employer adopts this Plan and the Trustee agrees to act as Trustee.

1.04 Beneficiary: A person or entity designated to receive the benefits of a deceased Participant. If the Participant is married as of the date of death, the Beneficiary shall be the Participant's Spouse, unless the Spouse has consented in writing to the designation of a different Beneficiary, and the following conditions are met:

                 (a) the Beneficiary may not be changed without the consent of the Spouse (unless the consent of the Spouse expressly permits further designation by the Participant without any requirement of further consent by the Spouse);

                 (b) the Spouse's consent is witnessed by a Plan representative or a Notary Public; and

                 (c) the consent of the Spouse is only valid with respect to the Spouse who signs the consent.

1.05             Break in Service:

                 (a)   Completed Hours of Service:  If the Adoption
                       Agreement specifies the completed Hours of Service method of counting Years of Service, "Break in Service" means a Computation





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               Period in which a Participant completes less than 500 Hours of
               Service.

          (b) Elapsed Time Method: If the Adoption Agreement specifies the elapsed time method of counting Years of Service, then "Break in Service" means a Severance Period (as defined in Section 1.54) of at least 12 consecutive months.

          (c)  Maternity or Paternity Absences:

               (1) The provisions of this subsection shall apply in the case of an Employee who is absent from work for any period --

                    (A)      because of the Employee's pregnancy,

                    (B)      because of the birth of the Employee's child,

                    (C) because of the placement of a child with the Employee in connection with the adoption of the child by the Employee. or

                    (D) to care for such a child for a period beginning immediately following birth or placement.

               (2)  If the completed Hours of Service method of counting
                    Years of Service is designated in the Adoption Agreement, then Hours of Service described in subparagraph (A) shall be counted as Hours of Service solely for the purpose of determining whether a Break in Service has occurred.

                    (A) The Hours of Service described in this subparagraph are:

                             (i) the Hours of Service which otherwise would normally have been credited to the Employee but for the absence described in paragraph
                                     (1), or

                             (ii)    if the Hours of Service described in
                                     clause (i) cannot be determined, eight
                                     Hours of Service for each normal workday of absence.

                    (B) The Hours of Service described in subparagraph (A) shall be treated as Hours of Service under this subsection (c):

                             (i) only in the Computation Period in which the absence begins, if an Employee would be prevented from incurring a Break in Service in that Computation Period solely because the absence is treated as Hours of Service under this paragraph; or

                             (ii) in any other case, in the immediately following Computation Period.

                    (3) If (i) the elapsed time method of counting Years of Service is designated in the Adoption Agreement,
                             (ii) an Employee is absent from work for any reason described in paragraph (1), and (iii) the absence extends beyond the first anniversary of the first day of absence, the Employee shall not incur a Severance Date as




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                             a result of the absence until the day after the
                             second anniversary of the first day of the absence. The period between the first and second anniversary of the first day of the absence is neither a period of Service nor a Severance Period. (For this purpose, "Service" and "Severance Period" shall have the meanings specified in Section 1.54).

                    (4) No absence from work will be counted as an absence described in paragraph (1) unless the Employee furnishes to the Plan Administrator such timely information the Plan Administrator may reasonably require to establish

                             (A)     that the absence is for the reasons
                                     described in paragraph (1), and

                             (B) the number of days for which there was such an absence.

1.06             Code:    The Internal Revenue Code of 1986, as amended from
                 time to time. For this purpose, a reference to the Code shall be deemed to incorporate a reference to regulations and official interpretations promulgated thereunder.

1.07 Compensation: The amount of W-2 earnings which is actually paid to the Participant by the Employer during the Plan Year, plus any amount which is contributed by the Employer on behalf of an Employee pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 12S,402(a)(8), 402(h) or 403(b) of the Code. For any Self- Employed Individual, Compensation shall be Earned Income derived from the trade or business carried on by such individual.

                 (a) The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation, as determined under this Section prior to the application of this limitation.

                 (b) Notwithstanding the above, for purposes of applying the limitations of Section 4.07, and for purposes of computing the top heavy minimum allocation under Section 12.04, Compensation includes only a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).

1.08 Computation Period: The 12 consecutive month period specified as the Computation Period in the Adoption Agreement.

1.09 Defined Contribution Dollar Limitation: $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.





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1.10             Disabled:  A disabled Participant is a Participant who meets the qualifications for disability set forth in the Adoption Agreement.

1.11 Early Retirement Age: The Early Retirement Age specified in the Adoption Agreement. A Participant who satisfied the service requirements (if any) for an early retirement benefit, but separated from service (with any nonforfeitable right to an accrued benefit) before satisfying the age requirement for such early retirement benefit, is entitled upon satisfaction of such age requirement to receive a benefit not less than the benefit to which he would be entitled at the Normal Retirement Age.

1.12 Earned Income: Net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, for which personal services of the individual are a material income-producing factor. The Plan Administrator will determine net earnings without regard to items not included in gross income and deductions allocable to those items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. In taxable years beginning after 1989, net earrings shall be determined with regard to the deduction for one-half of self-employment taxes allowed to the Employer by Section 1 64(f) of the Code.

1.13 Effective Date: The date specified as the Effective Date in the Adoption Agreement, unless a particular provision of the Plan specifies otherwise or is otherwise required by law. Any provisions under the prior plan shall remain in effect until the Effective Date. "Prior plan" for this purpose shall mean the plan (if any) that this Plan restates, as in effect on the day before the Effective Date.

1.14 Election Period: The period to which a Participant's Salary Reduction Agreement applies as specified in the Adoption Agreement.

1.15 Eligible Employee: An Employee who satisfies the eligibility requirements set forth in the Adoption Agreement.

1.16             Employee:

                 (a) General Rule: Any person (including Self-Employed Individuals) employed by the Employer.

                 (b) Termination: Employment shall not tee deemed to have been terminated where an employee:

                       (1) is on leave of absence for a period not exceeding two (2) years, if such leave of absence is granted pursuant to uniform rules established by the Employer and if all Employees in similar circumstances are treated alike; or,

                       (2) is in the armed service of the United States while any form of law requiring compulsory military service shall be in effect, if the person shall have directly entered such armed forces, shall not have re-enlisted after the date first entering the same, and shall have made application for restoration to active employment with the Employer within ninety (90) days after discharge or release from the armed services or from hospitalization continuing for a period of not more than one (1) year after such discharge or release from the armed services.

                 (c) Leased Employee: Except to the extent required by the Code, Leased Employees shall not be treated as Employees unless the Adoption Agreement specifies otherwise.





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1.17             Employee Deferral Contributions:  Contributions made to the
                 Plan by Participants pursuant to Section 3.02.

1.18 Employer: The "Sponsor" named in the Adoption Agreement, any succeeding entity and any other entity which assumes the obligations of this Plan with respect to its Employees. For purposes of applying the limitations of Sections 4.07 and 4.09, Employer shall mean the Employer and each Affiliated Business.

1.19 Employer Contributions: Contributions made by the Employer to the Plan pursuant to Sections 3.02, 3.03, 3.04 and 3.05.

1.20 Employment Date: The date on which an Employer first performs an Hour of Service for the Employer.

1.21 Entry Date: The Entry Date or Entry Dates specified in the Adoption Agreement.

1.22 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 Fiduciaries: The Employer, the Trustee and the Plan Administrator, but only to the extent of the specific responsibilities as provided under the Plan. Any person or entity may serve in more than one fiduciary capacity.

1.24 Highly Compensated Employee: An Employee who is with respect to the Employer, an individual described in Section 414(q) of the Code, which generally shall include highly compensated active employees and highly compensated former employees.

                 A highly compensated active employee generally includes any Employee who performs service for the Employer during the determination year and who, during the determination year or the look back year:

                 (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

                 (b) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year,

                 (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; or

                 (d) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

                 However, an Employee not described in (i), (ii), or (iii) above for the look-back year shall not be treated as described in (i), (ii), or (iii) above for the determination year unless the employee is one of the 100 employees who received the most compensation from the Employer during the determination year.

                 The determination year shall be the Plan Year. The look-back year shall be the twelve month period immediately preceding the determination year.





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                 Former employees: A former employee generally shall be treated as a highly compensated employee if -

                 (A) such employee was a highly compensated active Employee when such employee separated from service, or

                 (B) such employee was a highly compensated active Employee at any time after attaining age 55.

1.25             Hour of Service:  An "Hour of Service" shall include:

                 (a) Each hour for which an Employee is paid or entitled to payment by the Employer for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties were performed.

                 (b) Each hour for which an Employee is paid, or entitled to payment by the Employer, either directly or indirectly, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, maternity or paternity leave pursuant to paragraph
                       (c), military duty or leave of absence, but excluding payments under a plan maintained solely for the purpose of complying with workmen's compensation, unemployment compensation, or disability insurance laws and also excluding payments for medical or medically related expenses. No more than 501 Hours of Service shall be credited under this paragraph (b) for any single continuous period (whether or not such period occurs in a single computation period).

                 (c) Solely for purposes of determining whether a Break in Service for purposes of eligibility and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. In any case in which such hours cannot be determined, eight (8) Hours of Service shall be credited per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of:

                       (1)    the pregnancy of the Employee;

                       (2)    a birth of a child of the Employee;

                       (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or,

                       4) caring for the child for a period beginning immediately following the child's birth or placement.

                       The Hours of Service credited under this paragraph (c) shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service for that computation period, or in all other cases, in the following computation period. The Hours of Service credited under this paragraph (c) shall be credited only for purposes of determining whether a Break in Service has occurred, and not for purposes of determining whether the Participant is entitled to share in the allocation of Employer contributions for a given Plan Year.




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                 (d)   Each hour for which back pay, irrespective of mitigation
                       of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under either paragraph (a), (b) or (c), as the case may be, and this paragraph (d). Further, no more than 501 Hours of Service shall be credited for payment of back pay to the extent it is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties. These Hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                 (e) Hours of Service under paragraphs (a), (b), (c) and (d) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference. For the purposes of determining an Employee's eligibility to become a Participant in the Plan and a Participant's Vested Account Balance, Hours of Service will be credited for employment as an Employee, or as a Leased Employee, of the Employer or an Affiliated Business.

                 (f) If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

1.26 Individual Account (Account Balance): An account maintained by the Plan Administrator on behalf of each Participant which shall reflect the value of the Participant's interest in all Employer and Employee Contributions and adjustments made to such contributions.

1.27 Insurance Contract: Any one or more of the following issued by an Insurer:

                 (a)   A policy of ordinary life insurance;

                 (b)   An endowment policy of life insurance;

                 (c) An annuity contract without life insurance protection in which the obligations of the Insurer are fixed or variable, including a participating interest in a group annuity contract; and

                 (d)   A policy of term life insurance.

1.28 Insurer: Any legal reserve life insurance company that may issue Insurance Contracts under this Plan.

1.29 Investment Fund: Each portion of the Trust Fund designated from time to time by the Plan Administrator, with the consent of the Trustee, that is invested in such assets of the Trust Fund (including, but not limited to, interests in common trust funds, qualified pooled trusts or mutual funds) as (i) the Plan Administrator, with the consent of the Trustee, selects from time to time, or (ii) if permitted by the Plan Administrator with the consent of the Trustee, as a Participant or Beneficiary, with the consent of the Trustee, selects from time to time, for the investment of the Accounts of the Participant or Beneficiary.

1.30 Leased Employee: "Leased Employee" shall mean, with respect to the Employer, a person who is not employed by the Employer, but who, under an agreement between the Employer and any other person (a "leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and the services are of a type historically performed by employees in the business field of the Employer. However, for the purposes of this Section, the following rules will apply.





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                 (a)   If a person is a Leased Employee, then contributions or
                       benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

                 (b)   A person will not be treated as a Leased Employee if--

                       (1) the person is covered by a money purchase pension plan maintained by the leasing organization that provides

                              (A) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Section 415(c)(3) of the Internal Revenue Code, but including amounts contributed to a salary reduction agreement which are excludable from the person's gross income under Section 125, 402(a)(8), 402(h) or 403(b) of the Internal Revenue
                                    Code),

                              (B)   immediate participation, and

                              (C)   full and immediate vesting; and

                       (2) Leased Employees, determined without regard to this subsection, do not constitute more than 20% of the Employer's Nonhighly Compensated Workforce.

                 (c) For the purposes of this Section, the term "Nonhighly Compensated Workforce" shall mean the aggregate number of individuals (other than Highly Compensated Employees) who

                       (1) are employed by Employer (without regard to this Section) and have performed services for the Employer, or for the Employer and related persons (as that term is defined in Section 144(a)(3) of the Internal Revenue Code) on a substantially full-time basis for at least one year, or

                       (2) are Leased Employees with respect to the Employer (determined without regard to subsection (b)).

1.31 Limitation Year: The twelve (12) month period used for computing the limitations imposed by Code Section 415. The Employer hereby elects to use the Plan Year as the Limitation Year.

1.32 Matching Contributions: Contributions to the Plan made by the Employer pursuant to Section 3.04.

1.33 Net Gain or Net Loss: The increases and decreases, respectively, in the value of the Trust Fund and each Investment Fund between Valuation Dates.

1.34 Net Profit: The amount of net profit earned by the Employer (or consolidated net profit for an affiliated group of Employers) as determined in accordance with generally accepted accounting principles.

1.35 Non-Elective Employer Contributions: Contributions to the Plan made by the Employer under Section 3.03.

1.36 Normal Retirement Age: The Normal Retirement Age specified in the Adoption Agreement.





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1.37             Owner-Employee:  An individual who is a sole proprietor of the
                 Employer, or who is a partner of the Employer owning more than 10% of either the capital or profits interest of the partnership.

1.38 Participant: An Employee who satisfies the eligibility requirements set forth herein and participates in the Plan.

1.39 Plan or Plan and Trust: The Salary Reduction 401 (k) Profit Sharing Plan and Trust evidenced by this agreement, including the Adoption Agreement, as amended from time to time.

1.40 Plan Administrator: The Employer, or any person, committee or entity to whom the Employer delegates its authority to administer the Plan.

1.41             Plan Year:  The Plan Year specified in the Adoption Agreement.

1.42 Qualified Non-Elective Contributions: Contributions made by the Employer to the Plan and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Employee Deferral Contributions.

1.43 Qualified Matching Contributions: Non-Elective Matching Contributions made by the Employer to the Plan which are subject to the distribution and nonforfeitability requirements applicable to Employee Deferral Contributions.

1.44 Salary Reduction Agreement: A Participant's election to make Employee Deferral Contributions to the Plan, pursuant to the requirements of Article In.

1.45 Self-Employed Individual: An individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have Net Profits) for the taxable year from the trade or business for which the Plan is established.

1.46 Sponsor: The person or entity specified as the Plan Sponsor in the Adoption Agreement.

1.47 Spouse (Surviving Spouse): The spouse or surviving spouse of a Participant or a deceased Participant, respectively. A former spouse will be treated as a Spouse or Surviving Spouse to the extent provided under an order which constitutes a qualified domestic relations order as described in Section 414(p) of the Code.

1.48 Taxable Wage Base or TWB: The maximum amount of earnings which may be considered wages for a Plan Year under Section 3121(a)(1) of the Code, as an effect on the first day of the Plan Year. However, if the Adoption Agreement specifies that a Participant's Compensation is not included for any pert of a Plan Year in which he is not a Participant, then the Taxable Wage Base for that Plan Year will be multiplied by the fraction of the Plan Year for which the Participant's Compensation is included.

1.49 Trustee: The person or entity named as Trustee in the Adoption Agreement, and any successors to such person or entity.

1.50 Trust Fund: The property held by the Trustee pursuant to this Agreement, together with any income therefrom.

1.51 Valuation Date(s): The last day of each Plan Year, and any other date that the Plan Administrator elects on a non-discriminatory basis.





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1.52             Valuation Period:  The period ending on a Valuation Date and beginning on the preceding Valuation Date.

1.53 Vested Account Balance (Vested Interest): The portion of the Accrued Benefit to which A Participant possesses a nonforfeitable right.

1.54             Year of Service:

                 (a) Completed Hours of Service Method: If the completed hours of service method is designated in the Adoption Agreement, a "Year of Service" means a Computation Period during which the Employee has not less than 1000 Hours of Service with the Employer.

                 (b)   Elapsed Time Method:

                       (1) General Rule: If the elapsed time method of counting service is designated in the Adoption Agreement, a "Year of Service" means 12 months of Service. To make this determination, periods of Service that are not otherwise disregarded shall be aggregated, periods of Service that do not span a 12 consecutive month period (whether or not successive) Shall be aggregated on the basis that 12 months of service (30 days of service constitute a month of service in the case of the aggregation of fractional months of service) or 365 days of service equal one Year of Service.

                       (2) Definitions: For the purposes of this subsection, the following terms shall have the meanings indicated:

                              (A) "Reemployment Date" shall mean the date following a Severance Period (which is not a period of Service) on which an Employee again performs an Hour of Service.

                              (B) "Service" shall mean, as of any date, the aggregate number of an Employee's periods of service. For this purpose, a period of service means each period of time, measured in completed months, beginning on an Employment Date or any Reemployment Date and ending on a Severance Date.

                              (C) "Severance Date" shall mean the first to occur of (i) the date on which an Employee's employment by the Employer ends, or (ii) the first anniversary of the first day of a period in which an Employee is absent from employment with the Employer (with or without pay) for any reason other than quitting, retiring, discharge or death; such as vacations, holiday, sickness, disability, leave of absence or layoff.

                              (D) "Severance Period" shall mean a period of time, measured in years and completed months, beginning on a Severance Date and ending on a Reemployment Date.

                 (c) Service Prior To The Effective Date: Service or Hours of Service for the Employer prior to the Effective Date shall be included in determining Years of Service for vesting purposes.





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





                                   ARTICLE II

                            ELIGIBILITY REQUIREMENTS

2.01 Eligibility: Unless an Eligible Employee elects in writing not to become a Participant, an Eligible Employee not excluded under Section 2.02 shall become A Participant as of the Entry Date specified in the Adoption Agreement.

2.02 Excluded Employees: If an Employee who is not an eligible Employee becomes an Eligible Employee, such Employee will become a Participant on the Entry Date which coincides with or immediately follows the date on which such Employee has satisfied the eligibility requirements specified in the Adoption Agreement.

2.03 Plan Information: To the extent required by ERISA, the Plan Administrator shall make available to Participants information concerning their rights under this Plan.

2.04 Conditions of Continued Participation: Each Participant agrees to:

                 (a) look solely to the assets of the Plan for the payment of any benefits to which such Participant is entitled unless otherwise provided by law; and

                 (b) submit such evidence of insurability as may be required by an Insurer.

2.05 Revocation of Election not to Participate: If an eligible Employee elects not to participate in the Plan, such Employee may elect to become a Participant as of any subsequent Entry Date unless such Employee's election not to participate is irrevocable.

2.06 Rehired Participant: A former Participant whose employment with the Employer was terminated for any reason and who is rehired by the Employer shall re-enter the Plan immediately upon reemployment unless the former Participant makes a written election not to participate.

2.07             Owner-Employees:

                 (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the Employer and one or more other trades or businesses, this Plan end the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) for the employees of the Employer and all other such trades or businesses.

                 (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

                 (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.





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                 (d)   For purposes of the preceding paragraphs, an
                       Owner-Employee, or two or more Owner Employees, will be considered to control a trade or business if the Owner-Employee or two or more Owner-Employees together:

                       (1) own the entire interest in an unincorporated trade or business, or

                       (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

                       For purposes of the preceding sentence, an Owner-Employee, or two or more Owner Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner Employees, are considered to control within the meaning of the preceding sentence.

                                 ARTICLE III

             CONTRIBUTIONS AND ADJUSTMENTS TO INDIVIDUAL ACCOUNTS

3.01 Kinds of Contributions: The Plan permits five (5) kinds of contributions: Employee Deferral Contributions, Non-Elective Employer Contributions, Matching Contributions, Qualified Non-Elective Contributions, and Qualified Non-Elective Matching Contributions. All five (5) kinds of contributions are considered Employer Contributions for purposes of the other provisions of the Plan. The Trustee shall establish Individual Accounts for each Participant. Each Participant's Individual Account shall reflect and account for the five (5) different kinds of contributions which may be made under this Plan. The maintenance of Individual Accounts is only for accounting purposes and segregation of the assets of the Plan to such accounts shall not be required.

3.02             Employee Deferral Contributions:

                 (a) For each Election Period a Participant may choose to enter into a written Salary Reduction Agreement with the Employer, which will apply to all payroll periods within an Election Period and to each subsequent Election Period, unless revoked. The terms of the Salary Reduction Agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer, limited in accordance with the Adoption Agreement and not to exceed the limitations set forth in
                       Article IV. The amount of this reduction shall be designated as the Employee Deferral Contribution, which shall be contributed by the Employer to the Plan on behalf of the Participant for such Election Period. A Participant shall at all times have a 100% Vested Interest in his Employee Deferral Contributions and any earnings thereon.

                 (b) A Participant's initial Salary Reduction Agreement, and any subsequent Salary Reduction Agreement, must be filed with the Plan Administrator on or before the fifteenth day of the month (or such later date as determined by the Plan Administrator) immediately preceding the Election Period for which it is to become effective. Except as provided in paragraphs (c), (d) or (e), the Salary Reduction Agreement may not be changed for the Election Period in which it becomes effective.

                 (c) A Participant may elect at any time to discontinue his Salary Reduction Agreement for an Election Period by filing a written notice of discontinuance with the Plan Administrator on forms provided by the Plan Administrator. The discontinuance shall be effective for the first payroll period occurring on or after the date that the election is received by the Plan





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





                       Administrator. A Participant who has discontinued his salary reduction agreement for an Election Period shall not be permitted to enter into a new Salary Reduction Agreement for that Election Period.

                 (d) The Plan Administrator or the Employer may amend or revoke a salary reduction agreement with any Participant at any time if either the Plan Administrator or the Employer determines that such revocation or amendment is necessary to satisfy the requirements of Article IV.

                 (e) At the request of a Participant, the Plan Administrator or the Employer may amend its salary reduction agreement with such Participant at any time to increase the Participant's Employee Deferral Contributions, provided such amendment does not cause the Participant's Employee Deferral Contributions to exceed the limitations of
                       Article IV.

                 (f) If the Employer designates any bonus payable to a Participant as a cash or defined bonus which maybe contributed to the Plan, a Participant may designate any portion, or the entire amount of any such bonus as an Employee Deferral Contribution, without regard to the terms of the Participant's Salary Reduction Agreement. However, no such contribution may cause the limits specified in Article IV to be exceeded.

                 (g) A Participant's Employee Deferral Contributions, and any Net Gain attributable thereto, may not be distributed before the occurrence of the earliest of the following events;

                       (1) the Participant's separation from service, death or Disability;

                       (2) the termination of the Plan without the establishment of another defined contribution plan;

                       (3) the disposition by the Employer to an unrelated corporation of substantially all the assets (within the meaning of Section 409(d)(2) of the Code) used in a track or business of the Employer, if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who become employed by the corporation acquiring the assets;

                       (4) the disposition by the Employer to an unrelated entity of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to the Employees who continue employment with the subsidiary;

                       (5)    the Participant's attainment of age 59 1/2; or

                       (6) the Participant's hardship, as defined in subsection (h), if permitted by the Adoption Agreement.

                 (h) For purposes of this Section, a distribution is on account of hardship only if the distribution both is (i) made on account of an immediate and heavy financial need of the Participant and (ii) does not exceed the amount necessary to satisfy such financial need.

                       (1) Immediate and Heavy Need: The determination of whether a Participant has an immediate and heavy financial need is to be made by the Plan Administrator on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.





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                              Safe Harbor Rule:  For Plan Years beginning after
                              1988, a distribution will be made on account of an immediate and heavy financial need of the employee only if the distribution is on account of:

                              (A) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section
                                    152);

                              (B) purchase (excluding mortgage payments) of a principal residence for the Participant; or

                              (C) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children, or dependents;

                              (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                              (E)   any other deemed immediate and heavy
                                    financial need promulgated by the
                                    Commissioner of Internal Revenue pursuant to the authority granted by Section 1.401(k~1(d)(2)(ii)(B) of the Treasury Regulations.

                       (2) Distribution Necessary: A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of an employee to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the employee. This determination generally is to be made by the Plan Administrator on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Plan Administrator reasonably relies upon the Participant's representation that the need cannot be relieved:

                              (A) through reimbursement or compensation by insurance or otherwise,

                              (B)   by reasonable liquidation of the
                                    Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                              (C)   by cessation of Participant's Deferral
                                    Contributions under the Plan, or

                              (D) by other distributions or nontaxable (at the time of the loan) loans to the Participant from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                              For purposes of the foregoing, the Participant's resources shall be deemed to include those assets of his Spouse end minor children that are reasonably available to the Participant.
                              However, property held for the Participant's child under an irrevocable trust or under the Uniform Transfers to Minors Act (or any similar or successor law which is applicable to the Participant) will not be treated as a resource of the Participant.





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





                              Safe Harbor Rule: For Plan Years beginning after 1988, a distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                                (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                               (ii)    The Participant has obtained all
                                       distributions, other than hardship
                                       distributions, and all nontaxable loans
                                       currently available under all plans
                                       maintained by the Employer,

                              (iii) The Plan, and all other plans maintained by the Employer, suspend the
                                       Participant's elective contributions
                                       (such as Employee Deferral
                                       Contributions) and employee
                                       contributions for at least 12 months
                                       after receipt of the hardship
                                       distribution; and

                               (iv) The Plan, and all other plans maintained by the Employer, prohibit the
                                       Participant from making elective
                                       contributions for the Participant's
                                       taxable year immediately following the
                                       taxable year of the hardship
                                       distribution in excess of the applicable limit under Section 402(g) for such next taxable year less the amount of such employee's elective contributions for the taxable year of the hardship distributions.

                              An employee shall not fail to be treated as an eligible Participant merely because his Elective Deferral Contributions are suspended in accordance with clause (iii) above.

                       (3) Amounts attributable to Elective Deferral contributions may not be distributed on account of any event not described in this Section, such as completion of a stated period of plan participation or the lapse of a fixed number of years.

                       (4) A distribution based upon hardship may not be made to a Participant more than once per Plan Year.

                       (5) In the case of hardship distributions made after December 31, 1988, amounts contributed by the Employer pursuant to Section 3.05, shall not be included as Employee Deferral Contributions eligible for such distribution.

3.03 Non-Elective Employer Contribution: For each Plan Year the Employer may make a Non-Elective Employer Contribution to the Plan as specified in the Adoption Agreement. In no event, however, shall the Employer contribute more than the maximum amount for such Plan Year which may be contributed on a deductible basis for federal income tax purposes. For purposes of determining the maximum amount which may be contributed for a Plan Year, Non-Elective Employer Contributions, Matching Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions and Employee Deferral Contributions shall be considered together. The Employer's determination of such contributions shall be binding on all Participants, the Trustee and the Plan Administrator. The Trustee shall have no right or duty to inquire into the amount of any contribution to the Plan or the method used in determining the amount of such contribution but shall be accountable only for the funds actually received by it.





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
3.04             Matching Contributions:

                 (a) General Rule: If an election is made pursuant to the Adoption Agreement to provide a Matching Contribution, then for each Plan Year, the Employer may make a Matching Contribution as specified in Section 8.2 of the Adoption Agreement. The Matching Contribution shall be allocated in accordance with Section 3.10, but subject to the Limitations contained in Section 4.03, among the Individual Accounts of Participants.

                 (b) Supplemental Matching Contributions: In order to satisfy the requirements of Section 4.03, the Employer may, in its discretion, make a Supplemental Matching Contribution to the Plan in an amount determined by the Employer. The Supplemental Matching Contribution will be allocated in the manner described in Section 3.10 among the Individual Accounts of Participants who are eligible to receive an allocation of Matching Contributions, but who are not Highly Compensated Employees.

3.05             Qualified Non-Elective and Qualified Matching Contributions:
                 The Employer may elect to make Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, to Participants who are not Highly Compensated Employees, to the extent necessary to satisfy the requirements of Article IV, and to the extent authorized by Treasury Regulations. Subject to such other requirements as may be prescribed by the Secretary of the Treasury, the amount of such contributions taken into account as Elective Deferrals shall be only those amounts necessary to meet the requirements of Article IV.

3.06 Adjustments of Individual Accounts: As of the end of each Plan Year the Trustee shall adjust each Participant's Individual Account to reflect:

                 (a)   Any Employee Deferral Contributions;

                 (b) Any Non-Elective Employer Contributions and Qualified Non-Elective Contributions;

                 (c) Any allocation of Net Gains or Net Loss of the Trust Fund for the Plan Year;

                 (d) Any distributions made to a Participant during such Plan Year;

                 (e) Any Matching Contributions and Qualified Matching Contributions; and

                 (f)   Any forfeitures allocated to a Participant for the Plan
                       Year.

3.07 Allocation of Non-Elective Employer Contributions: For Plan Years beginning after 1988:

                 (a) Integrated Formula: If an election is made in the Adoption Agreement to permit integration of Non-Elective Employer Contributions, then subject to any top heavy minimum allocation required under Article XII, the total Non-Elective Employer Contributions for each Plan Year will be allocated to each Participant's Individual Account as follows:

                       (l) First, an amount shall be allocated for each Participant (including any amounts required to be allocated under Article XII) which shall bear the same ratio to the total amounts allocated for all Participants as the sum of each Participant's total Compensation and Excess Compensation bears to the sum of all Participants' total Compensation and Excess Compensation. However, the amount allocated to any one Participant under the preceding sentence (expressed as a percentage of such





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
                              Participant's Compensation and Excess
                              Compensation) may not exceed the maximum profit-sharing disparity rate, or such lesser rate as specified by the Employer from time to time. Any remaining Contributions will be allocated to each Participant's account in the ratio that the Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that year.

                       (2) If the Integration Level for the Plan Year is equal to the TWB, or if the Integration Level is not greater than the greater of $10,000 or 20 percent of the TWB then the maximum profit-sharing disparity rate is equal to the greater of:

                              (1)   5.7% or

                              (2)   The percentage (as specified by the
                                    Secretary of the Treasury) equal to the
                                    portion of the rate of tax under Section
                                    311 l(a) of the Internal Revenue Code for the calendar year in which such Plan Year begins which is attributable to old-age insurance.

                              However, if the Integration Level for a Plan Year is established at any other level, then the maximum profit-sharing disparity rate shall be determined in accordance with the table below:

                              If the Integration Level

                                                                                 the maximum profit-sharing
                          is more than               but not more than               disparity rate is:
                          ------------               -----------------               ------------------
                              X *                       80% of TWB                          4.3%

                           80% of TWB                       Y **                            5.4%

                        *X = the greater of $10,000 or 20 percent of the TWB

                        **Y = any amount more than 80% of the TWB but less than
                              100% of the TWB.

                              (3) For the purpose of this subsection, the following definitions apply.

                                    (A)    Integration Level:  An amount, not
                                           to exceed the Taxable Wage Base as
                                           in effect on the first day of the
                                           Plan Year, specified as the
                                           Integration Level in the Adoption
                                           Agreement.

                                    (B)    Excess Compensation:  The amount of
                                           a Participant's Compensation for a
                                           Plan Year which exceeds the
                                           Integration Level.

                 (b) Non-Integrated Formula: If the Employer elects in the Adoption Agreement not to adopt an integrated allocation formula, then the total Non-Elective Employer Contributions for each Plan Year shall be allocated among the Individual Accounts of each Participant according to the ratio that the Participant's Compensation for the Plan Year bears to the total Compensation earned by all Participants for the Plan Year.





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
3.08             Allocation of Profit and Loss of Trust Fund to Accounts:

                 (a) Date of Valuation - As of the close of business on the last day of the Year and, if the Employer or the Plan Administrator has designated a Valuation Date or Valuation Dates in addition to the last day of the Year, as of the close of business on each such Valuation Date, the Trustee shall value the assets in the Trust Fund at their then market value.

                 (b)   Adjustment of Individual Accounts as of Valuation Dates
                       - The value of each Individual Account as of a Valuation Date shall be equal to the value of the Individual Account as of the preceding Valuation Date, and adjusted in the following order and manner:

                       (1) Each Individual Account shall be reduced by the amount of any distributions and withdrawals from the Individual Account during the Valuation Period.

                       (2) Each Individual Account shall be increased or decreased by the Net Gain or Net Loss of the Trust Fund allocated to the Individual Account under paragraph (c).

                       (3) Each Individual Account shall be increased by the amount of Employer Contributions allocated to the Individual Accounts of Participants for the Valuation Period.

                 (c) Allocation of Profit and Loss - As of each Valuation Date, there shall be allocated to each Individual Account its proportionate share of the Net Gain or Net Loss incurred by the Trust Fund during the Valuation Period.

                       (1) For the purpose of determining the Net Gain or Net Loss as of any current Valuation Date for the Valuation Period, the assets of the Trust Fund attributable to the affected Individual Accounts (excluding any Insurance Contracts) shall be valued as of the current Valuation Date based on the then fair market values, which shall give effect to gains, earnings, losses and other items of income and expense as of the current Valuation Date. The Net Gain or Net Loss for the Valuation Period shall be the amount by which the total net value of all such assets determined as of the current Valuation Date exceed the total net value of all such assets determined as of the preceding Valuation Date, reduced by the total of any Employer Contributions made during the Valuation Period, and increased by the total of (i) any withdrawals and distributions and (ii) any premiums or other amounts attributable to any Insurance Contracts paid during the Valuation Period.

                       (2) A fraction of the Net Gain or Net Loss shall be allocated to the Individual Account of each Participant. The fraction shall have a numerator equal to the balance in the Participant's Individual Account as of the preceding Valuation Date, subject to the following adjustments:

                               (i)      the balance shall be increased by
                                        one-half of the Employee Deferral
                                        Contributions allocated to the
                                        Participant's Individual Account for
                                        the Valuation Period;

                              (ii)      the balance shall be increased by
                                        one-half of the Matching Contributions
                                        actually contributed by the Employer to
                                        the Trust Fund during the Valuation
                                        Period (without regard to Code Section
                                        404(a)(6)) and allocated to the
                                        Individual Account of the Participant
                                        as of the Valuation Date; and



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                             (iii)      the balance shall be decreased by any
                                        withdrawals, distributions, or payments
                                        of premiums or other amounts
                                        attributable to any Insurance Contracts
                                        during the Valuation Period which are
                                        paid to or on behalf of the
                                        Participant.

                              The denominator of the fraction shall equal the sum of the numerators (determined under the preceding sentence) attributable to each Participant in the Plan.

                 (d)   Use of Investment Funds:

                       (1) The Plan Administrator may from time to time permit participants and Beneficiaries to direct the investment of their Individual Accounts between or among Investment Funds.

                       (2) Each Participant or Beneficiary otherwise eligible to direct the investment of his Individual Accounts as described in this Section shall designate prior to the dates selected by the Plan Administrator with the consent of the Trustee -

                               (i) the percentage (consisting of integral multiples determined by the Plan Administrator with the consent of the Trustee) of the Individual Account to be invested in each Investment Fund. If no election is made on time, the affected Individual Accounts shall be invested in the Investment Fund designated from time to time by the Plan Administrator for that purpose;

                              (ii) the portion of his Individual Account invested in an Investment Fund (consisting of integral multiples determined by the Plan Administrator with the consent of the Trustee) to be reinvested in another Investment Fund;

                             (iii)      the portion of any Employer
                                        Contribution otherwise made (consisting
                                        of integral multiples determined by the
                                        Plan Administrator with the consent of
                                        the Trustee) to be invested in each
                                        Investment Fund.  An election once made
                                        shall continue to apply to all
                                        subsequent Employer Contributions
                                        unless and until changed by the
                                        affected individual.  If no election is
                                        made on time, the affected Individual's
                                        Account shall be invested in the
                                        Investment Fund designated from time to
                                        time by the Plan Administrator for that
                                        purpose.

                       (3) If the provisions of this paragraph are in effect at any time, then the previous provisions of this Section shall instead apply to each Investment Fund. Those provisions of this Section requiring the valuation of the Trust Fund as of the last day of the Year shall continue to apply to the Trust Fund.

                 (e) Expenses incurred which relate to the Individual Account of a particular Participant, such as expenses relating to the self direction of investments, expenses relating to a domestic relations order, and any other extraordinary expenses deemed attributable by the Plan Administrator to such Participant's Individual Account, may be allocated to each Participant's Individual Account based on the actual expenses incurred by such Participant. Other expenses incurred by the Plan that do not directly relate to an individual Participant shall be allocated among all Participants' Individual Accounts on a nondiscriminatory basis.





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

3.09 Allocation of Forfeitures: As of each Valuation Date, the amount of any forfeitures arising under Article VI or VII during the Valuation Period shall be applied in the manner specified in the Adoption Agreement.

3.10 Allocation of Matching Contributions: If the Adoption Agreement permits Matching Contributions, then, subject to the limitations set forth in Article IV and in the Adoption Agreement, the Employer shall allocate the amount of the Matching Contribution for each Plan Year to the Individual Account of each Participant in the same proportion that each Participant's Employee Deferral Contributions for the Plan Year (not in excess of the percentage specified in Section 8.3 of the Adoption Agreement) bears to the total of all such Employee Deferral Contributions for the Plan Year.

3.11             Minimum Service and Employment on the Last Day of the Plan
                 Year:

                 (a) Minimum Service: If so designated in the Adoption Agreement, and subject to the provisions of Section 12.04, if a Participant is credited with less than 1000 Hours of Service during a Plan Year, such Participant shall not be entitled to share in the allocation of Non-Elective Employer Contributions, Matching Contributions, or forfeitures for such Plan Year.

                 (b) Employment on the Last Day of the Plan Year: If so designated in the Adoption Agreement, and subject to
                          Section 12.04, if a Participant's employment by the Employer terminates before the last day of the Plan Year, such Participant shall not be entitled to share in the allocation of Non-Elective Employer Contributions, Matching Contributions and forfeitures for such Plan Year.


                                   ARTICLE IV

           NONDISCRIMINATION TESTING AND LIMITATIONS ON CONTRIBUTIONS

4.01 Definitions: For purposes of this Article IV, the following definitions shall apply:

                 (a) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (i) the amount of the ADP contributions paid over to the Plan trust on behalf of such Participant for the Plan Year, to (ii) the Participant's compensation for the Plan Year. For the purposes of this subsection, the following rules shall apply:

                       (1)    "ADP" contributions shall include:

                              (A) Employee Deferral Contributions for the Plan Year, including any Excess Deferral Amounts of Highly Compensated Employees, but excluding Employee Deferral Contributions taken into account for the purposes of Section 4.03 (provided that the requirements of this Section are satisfied both with and without regard to the exclusion of these Employee Deferral Contributions); and

                              (B)   if elected by the Employer, Qualified
                                    Non-elective Contributions and Qualified
                                    Matching Contributions.


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

                       (2) For the purposes of this subsection, an employee who would be a Participant but for the failure to make Employee Deferral Contributions shall be treated as a Participant on whose behalf no Employee Deferral Contributions are made.

                       (3)    For each Plan Year beginning before the later of
                              (i) January 1, 1992, or (ii) the publication of final Treasury Regulations under Section 1.401(k)-l(g)(9)(ii), "Compensation" shall exclude any amount received during a period in which an Employee is not a participant. For any subsequent Plan Year this paragraph shall not apply.

                 (b) "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

                 (c) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Individual Account for the Limitation Year:

                       (1)    Employer Contributions,

                       (2)    Employee Contributions,

                       (3)    forfeitures,

                       (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, and

                       (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits Allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer.

                       For this purpose any Excess Amount applied under paragraph (d) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for the Limitation Year.

                 (d) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

                 (e) "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group

                 (f) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the Contribution Percentage Amounts under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was a Participant for the entire Plan Year.)

                       (1)    For the purposes of this subsection,
                              "Contribution Percentage Amount" shall mean the sum of the Matching Contributions and (to the extent not taken into account for


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





                              the purposes of Section 4.02) Qualified Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such amounts shall include any forfeitures, Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Individual Account, which shall be taken into account for the Plan Year in which the forfeiture is allocated. Qualified Non-elective Contributions (to the extent not taken into account for the purposes of Section 4.02) may be included in the Contribution Percentage amount. To the extent that the requirements of Section 4.02 are met both before and after the application of this sentence, Employee Deferral Contributions may be included in the Contribution Percentage Amount.

                 (g) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the Participant's Highest Average Compensation, including any adjustments under Section 415(b) of the Code. Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6,1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

                 (h) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of the Participant's service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under
                       Section 415(c)(1)(A) of the Code, or 35 percent of the Participant's Compensation for such year.

                       If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31,1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the





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





                       fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the limitation contained in Section 415 of the Code, as applicable to the first Limitation Year beginning on or after January 1, 1987.

                       The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                 (i) "Eligible Participant" shall have the following meanings:

                       (1) For purposes of the limitations on Elective Deferrals contained in Section 4.02, "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Employee Deferral Contributions or Qualified Employer Deferral Contributions allocated to his account for the Plan Year.

                       (2) For purposes of the limitations on Matching Contributions contained in Section 4.03, "Eligible Participant" shall mean any employee of the Employer who is otherwise authorized under the terms of the plan to have Matching Contributions allocated to his account for the Plan Year.

                 (j) "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

                 (k) "Excess Amount" shall mean the excess of the Participant's annual additions with respect to the Plan for the Limitation Year over the Maximum Permissible Amount.

                 (l) "Excess Contributions" shall mean, with respect to the entire Plan Year, the excess of:

                       (1) The aggregate amount of Employer contributions actually paid over to the trust on behalf of Highly Compensated Employees for such plan year, over

                       (2) The maximum amount of such contributions which meets either of the following tests:

                              (A)   The Actual Deferral Percentage for the
                                    group of eligible highly compensated
                                    employees is not more than the actual
                                    deferral percentage of all other eligible employees multiplied by 1.25.

                              (B)   The excess of the Actual Deferral
                                    Percentage for the group of eligible highly compensated employees over that of all other eligible employees is not more than 2 percentage points, and the actual deferral percentage for the group of eligible highly compensated employees is not more than the actual deferral percentage of all other eligible employees multiplied by 2.

                                    Any distribution of the Excess
                                    Contributions for any Plan Year shall be made to highly compensated employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees.





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





                 (m) "Excess Deferral Amount" shall mean the amount of Employee Deferral Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in paragraph (1).

                       (1) A Participant's claim of an Excess Deferral Amount shall be in writing, shall be submitted to the Plan Administrator no later than March 1 of the calendar year following the year of the Excess Deferral Amount; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401 (k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by
                              Section 402(g) of the Code for the year in which the deferral occurred.

                 (n)   "Family Member" shall mean an individual described in
                       Section 414(q)(6)(B) of the Code.

                 (o) "Highest Average Compensation" of a Participant shall mean the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average.

                 (p)   "Maximum Permissible Amount" shall mean the lesser of:

                       (1)    the Defined Contribution Dollar Limitation, or

                       (2) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

                 (q) "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

                 (r) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to be an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) to which the Participant would be entitled under the terms of a defined benefit plan assuming:

                       (1) the Participant continued employment until normal retirement age under the plan (or current age, if later), and

                       (2) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

4.02             Limitations on Elective Deferrals:

                 (a) No Employee shall be permitted to have Employee Deferral Contributions made under this Plan during any calendar year in excess of $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

                 (b) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed:





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                       (1)    the Average Actual Deferral Percentage for
                              Eligible Participants who are Nonhighly
                              Compensated Employees for the Plan Year
                              multiplied by 1.25; or

                       (2) the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                 (c)   Special Rules: For purposes of this Section 4.02:

                       (1) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to participate in two or more plans (described in Section 401(k)) of the Employer or an Affiliated Business to which Employee Deferral Contributions or Qualified Non-Elective Contributions are allocated to his account shall be determined as if all such Employee Deferral Contributions and Qualified Non-Elective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements which use different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                              If this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated to satisfy Section 401(k) of the Code only if they use the same plan year.

                       (2) For purposes of determining the Actual Deferral Percentage of a Participant who is a five percent owner of the Employer or one of the ten most highly paid Highly Compensated Employees, the Employee Deferral Contributions, Qualified Non-Elective Contributions and Compensation of such Participant Shall include the Employee Deferral Contributions, Qualified Non-Elective Contributions and Compensation for the Plan Year of Family Members, and such Family Members Shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees.

                       (3) The Employer shall maintain records sufficient to demonstrate (i) the extent to which the requirements of this section have been satisfied, and (ii) the amount of any Qualified Non-Elective Contributions or Qualified Matching Contributions used to satisfy this Section.

                       (4) The determination and treatment of the Employee Deferral Contributions, Qualified Non-Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.





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                 (d)   Effective Date: The provisions of this Section shall be
                       effective as of the first day of the first Plan Year beginning after December 31, 1986.

4.03             Limitations on Matching Contributions:

                 (a) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed:

                       (1) the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                       (2) the Average Contribution Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                 (b)   Special Rules: For purposes of this Section 4.03:

                       (1) The Contribution Percentage for any Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans of the Employer or an Affiliated Business to which Matching Contributions, Non-Elective Employer Contributions, or Employee Deferral Contributions are allocated to his account shall be determined as if all such contributions and Employee Deferral Contributions were made under a single plan. If a Highly Compensated Employee participants in two or more cash or deferred arrangements which use different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                       (2) In the event that this plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. However, for Plan Years beginning after December 31, 1989, plans may be aggregated for the purpose of satisfying the requirements of subsection (a) only if they use the same plan year.

                       (3) For purposes of determining the Contribution Percentage of an Eligible Participant who is a five percent owner of the Employer or one of the ten most highly-paid Highly Compensated Employees, the Matching Contributions and Compensation of such Participant shall include the Matching Contributions and Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees.

                       (4) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.





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                       (5)    Multiple Use Test

                              (A)   General Rule If the sum of the Actual
                                    Deferral Percentage and the Average
                                    Contribution Percentage for any Highly
                                    Compensated Employee exceeds the Aggregate
                                    Limit, then the Average Contribution
                                    Percentage of each such Highly Compensated employee shall be reduced, beginning with the Highly Compensated Employee whose Average Contribution Percentage is the highest, so that the Aggregate limit is not exceeded. The amount of any such reduction shall be treated as an Excess Aggregate Contribution.

                              (B)   Special Rules For purposes of this
                                    aragraph, the following rules apply:

                                     (i)       "Aggregate Limit" shall mean the
                                               sum of (I) 125 percent of the
                                               greater of the Actual Deferral
                                               Percentage or the Average
                                               Contribution Percentage of
                                               Non-highly Compensated Employees
                                               for the Plan Year, and (II) the
                                               lesser of 200% or two plus the
                                               lesser of the Actual Deferral
                                               Percentage or the Average
                                               Contribution Percentage.
                                               However, for the purposes of
                                               this clause (i), if it would
                                               produce a larger Aggregate
                                               Limit, "lesser" shall be
                                               substituted for "greater" in
                                               subclause (I), and "greater"
                                               shall be substituted for
                                               "lesser" after the words "two
                                               plus" in subclause II.

                                    (ii)       The Actual Deferral Percentage
                                               and the Average Contribution
                                               Percentage of a Highly
                                               Compensated Employee shall be
                                               determined after the application
                                               of any corrections required to
                                               meet the requirements of
                                               Sections 4.02 or 4.03.

                                   (iii)       The requirements of this
                                               paragraph (5) shall be deemed to
                                               be satisfied if either the
                                               Actual Deferral Percentage or
                                               the Average Contribution
                                               Percentage of the Highly
                                               Compensated Employees does not
                                               exceed either the Actual
                                               Deferral Percentage or the
                                               Average Contribution Percentage
                                               of the Non-Highly Compensated
                                               Employees multiplied by 1.25.

                       (6) The Employer shall maintain records sufficient to demonstrate (i) the extent to which the Plan satisfies the requirements of this Section, and
                              (ii) the amount of any Qualified Non-Elective Contributions or Qualified Matching Contributions used to satisfy this Section.

                       (7) Any Qualified Non-Elective Contributions or Qualified Matching Contributions used to satisfy the requirements of Section 4.02 may not be used to satisfy the requirements of this Section.

                 (c) Effective Date: The provisions of this Section shall be effective as of the first day of the first Plan Year beginning after December 31, 1986.

4.04             Distribution of Excess Deferrals:

                 (a) Notwithstanding any other provision of the plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15, 1988, and each April 15





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                       thereafter to Participants who claim such Allocable
                       Excess Deferral Amounts for the preceding calendar year.

                 (b) The Excess Deferral Amount distributed to a Participant with respect to a calendar year Shall be adjusted for income or loss up to the date of the distribution. The income or loss allocable to a distribution of Excess Deferral Amounts for a taxable year of a Participant is equal to the sum of the Following amounts:

                       (1) The Net Gain or Net Loss Allocable to the portion of the Participant's Individual Account attributable to Employee Deferral Contributions for the Plan Year ending with or within the taxable year, multiplied by a fraction, the numerator of which is the Participant's Excess Deferral Amount, and the denominator of which is portion of the Participant's Individual Account attributable to Employee Deferral Contributions, without regard to any Net Gain or Net Loss occurring during the Plan Year.

                       (2) Ten percent of the amount determined under paragraph (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of the distribution (counting the month of the distribution if the distribution occurs after the 15th of the month.)

4.05             Distribution of Excess Contributions:

                 (a) Notwithstanding any other provision of the Plan, Excess Contributions, adjusted for any Net Gain or Net Loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Individual Account such Excess Contributions were allocated for the preceding Plan Year. A distribution of Excess Contributions shall be made to a Highly Compensated Employee on the basis of the portion of the Excess Contributions attributable to the Highly Compensated Employee.

                 (b) The Net Gain or Net Loss allocable to Excess Contributions shall be the sum of:

                       (1) the Net Gain or Net Loss allocable to the Participant's Employee Deferral Contributions (and, if applicable, to the Participant's Qualified Non-elective Contributions and Qualified Matching Contributions) for the Plan Year, multiplied by a fraction. The numerator of the fraction is the Participant's Excess Contributions for the Plan Year, and the denominator of the fraction is the sum of the Participant's Individual Account balance attributable to Employee Deferral Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any such contributions are taken into account for the purposes of Section 4.02) on the last day of the preceding Plan Year, reduced by the Net Gain allocable to such amounts for the Plan Year and increased by the Net Loss allocable to such amounts for the Plan Year, and

                       2) ten percent (10%) of the amount determined in paragraph (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                       The Plan Administrator may, in its discretion, use any other method allowable under the Code to calculate income allocable to Excess Contributions.





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                 (c)   For the purposes of this Section, the following rules
                       shall apply:

                       (1) If any Excess Contribution is distributed more than 2 1/2 months after the end of the Plan Year in which the Excess Contribution arose, an excise tax may be imposed on the Employer with respect to such amounts.

                       (2) Excess Contributions shall be allocated to the Family Members of Highly Compensated Employees in the manner prescribed by the Treasury Regulations.

                       (3) Excess Contributions shall be treated as Annual Additions for the purpose of Section 4.07.

                 (d) The Excess Contributions which would otherwise be distributed to the Participant shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant under Section
                       4.04. However, the amount distributed shall, if there is a Net Loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Individual Account under the Plan or the Participant's Employee Deferral Contributions and Qualified Non-Elective Contributions for the Plan Year.

                 (e) Amounts distributed under this Section shall first be treated as distributable from the portion of the Participant's Individual Account attributable to Employee Deferral Contributions and shall be treated as distributed from the portion of the Participant's Individual Account attributable to Qualified Non-Elective Contributions only to the extent such Excess Contributions exceed the balance in the Participant's Individual Account attributable to Employee Deferral Contributions.

4.06             Distribution of Excess Aggregate Contributions:

                 (a) Excess Aggregate Contributions, adjusted for any Net Gain or Net Loss allocable thereto, Shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Individual Accounts Matching Contributions were allocated for the preceding Plan Year.

                 (b) The Net Gain or Net Loss allocable to Excess Aggregate Contributions shall be determined by multiplying the Net Gain or Net Loss allocable to the Participant's Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the portion of the Participant's Individual Account Balances attributable to Matching Employer Contributions on the last day of the preceding Plan Year.

                       The Plan Administrator may, in its discretion, use any other method allowable under the Code to calculate Net Gain or Net Loss allocated to Excess Aggregate Contributions.

                 (c) The Excess Aggregate Contributions to be distributed to a Participant shall in no event be less than the lesser of the Participant's Individual Account under the Plan or the Participant's Matching Contributions for the Plan Year.

                 (d) Amounts forfeited by Highly Compensated Employees under this Section shall be:

                       (1) Treated as Annual Additions under Section 4.07 of this Plan and either,





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                       (2)    Applied to reduce Employer Contributions if
                              forfeitures of Matching Contributions under the Plan are applied to reduce Employer
                              Contributions; or

                       (3) Allocated, after all other forfeitures under the plan, to the same Participants and in the same manner as such other forfeitures are allocated to other Participants under the Plan.

                       Notwithstanding the foregoing, no forfeitures arising under this Section shall be allocated to the account of any Highly Compensated Employee who was subject to forfeitures under this paragraph.

4.07             Limitations on Annual Additions to Individual Accounts:
                 Notwithstanding anything in this Article IV to the contrary, the Annual Additions which may be credited to a Participant's Individual Account under this Plan with respect to any Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's Individual Account for the same Limitation Year under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code maintained by the Employer.

                 (a) If, due to a reasonable error in estimating a Participant's annual Compensation, or through an allocation of forfeitures, or under such other facts and circumstances as the Secretary of the Treasury or his delegate finds justifies the availability of relief, any Excess Amount which arises will be disposed of as follows.

                       (1)    Any nondeductible voluntary employee
                              contributions, to the extent they would reduce the Excess Amount, will be resumed to the Participant.

                       (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Individual Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                       (3) If after the application of paragraph (2) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary.

                       (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of Net Gain or Net Loss for that Plan Year. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions may be made to the Plan for that Limitation Year.
                              Except to the extent provided under paragraph
                              (1), excess Amounts may not be distributed to Participants or former Participants.





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                 (b)   If the Annual Additions with respect to the Participant
                       under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or a Allocated to the Participant's Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated under this Plan will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the Limitation Year.

                 (c) Effective Date: The provisions of this Section shall be effective as of the first day of the first Plan Year beginning after December 31, 1986.

4.08 Deduction Limitation: The Employer shall not make contributions to this Plan for any taxable year which exceed the limitations on deductions contained in Section 404 of the Code. Any Employer Contributions to the Plan are hereby expressly conditioned upon their deductibility under Section 404 of the Code. Any Employer Contributions which are not a deductible expense of the Employer under Section 404 of the Code shall be resumed to the Employer in accordance with the procedures described in Article XVI.

4.09             Overall Limitations:

                 (a) General Rule: If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, Annual Additions to the Participant's Individual Account will be limited so that the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year.


                                   ARTICLE V

                       RETIREMENT AND DISABILITY BENEFITS

5.01 Events Entitling Participant to Distribution: A Participant shall be entitled to distribution of his or her Accrued Benefit upon the occurrence of any one of the following events:

                 (a) Retirement from the service of the Employer after attainment of Normal Retirement Age.

                 (b) Retirement from the service of the Employer as a result of becoming Disabled, to the extent provided in the Adoption Agreement.

                 (c) Retirement from service of the Employer after attainment of Early Retirement Age.

                       A Participant who attains Normal Retirement Age and continues to be an Employee shall continue to share in the allocation of Non-Elective Employer Contributions and Matching Contributions, and earnings and losses.

5.02 Methods of Benefit Payment: Subject to Section 5.03, if a Participant's Accrued Benefit becomes payable under Section 5.01, the Accrued Benefit shall be paid in one of the settlement options described in subsection (a), (b) or (c), as the Participant shall elect:





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                 (a)   in the form of a lump sum,

                 (b) in the form of monthly, quarterly, semi-annual or annual installments over a period not to exceed the life expectancy of the Participant and the Participant's Beneficiary; or

                 (c) for any Participant who participated in the Plan during a Plan Year beginning before January 1, 1989, in any optional form of benefit provided under the Prior Plan.

                       The Accrued Benefit of a Participant who has elected distribution in the form of installments shall be credited with Net Gain and Net Loss on the Individual Account at least once per year.

5.03 Cash Out Payment: If a Participant terminates employment with the Employer, and the value of the Participant's Vested Account Balance is not greater than $3,500, the Participant will receive a distribution of the value of the entire Vested Account Balance in the form of a lump sum as soon as administratively feasible following the Valuation Date which coincides with or immediately follows the date the Participant terminates service. However, to the extent permitted by the Adoption Agreement, if the Participant files a written election with the Plan Administrator, such distribution may be made at an earlier date. In that event, the Participant shall not share in an allocation of Net Gain or Net Loss since the Valuation Date preceding the date of the distribution. Coincident with any such distribution, the non-vested portion of the Participant's Accrued Benefit will be forfeited.

5.04             Payment if Vested Account Balance exceeds $3.500:

                 (a) Subject to the consent requirement contained in paragraph (b), if a Participant is entitled to distribution under Section 5.01, end the value of the Participant's Vested Account Balance is greater than $3,500, the Trustee Shall distribute the Participant's Vested Accrued Benefit to the Participant as soon as administratively feasible following the last day of the Plan Year during which such Participant terminates employment. However, if the Participant files a written election with the Plan Administrator, such distribution may be made at an earlier date. In that event, the Participant Shall not share in an allocation of Net Gain or Net Loss since the Valuation Date preceding the date of the distribution.

                 (b) If the value of a Participant's Vested Account Balance exceeds $3,500, the Trustee shall not distribute the Participant's Vested Account Balance under paragraph (a) without the written consent of the Participant.

5.05 Nonforfeitabilitv of Benefits: A Participant's right to his or her Accrued Benefit shall be nonforfeitable upon attainment of Normal or Early Retirement Age or upon becoming Disabled while in the service of the Employer.

                                  ARTICLE VL

                                DEATH BENEFITS

6.01 Amount of Death Benefit: The Beneficiary of a Participant who dies prior to receiving benefits hereunder shall be entitled to receive death benefits as provided in this Article A Beneficiary shall be one hundred percent (100%) vested in a deceased Participant's Accrued Benefit if the Participant dies while in the service of the employer, or if a retired or Disabled Participant dies after termination of employment but before the commencement of any retirement or disability under this Plan A





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                 Beneficiary of a Participant whose employment is terminated for reasons other than death, disability or retirement and who dies after termination of employment (but prior to payment of benefits) shall be vested in the Accrued Benefit of such Participant in the same percentage that the deceased Participant was vested prior to his death.

6.02 Payment of Death Benefit: The amount of the Accrued Benefit payable to a Beneficiary under this Article VI shall be determined as of the Valuation Date immediately following the date of death. The Trustee shall distribute a deceased Participant's Vested Accrued Benefit to the Participant's Beneficiary in the form of a lump sum as soon as administratively feasible after the end of the Plan Year during which the Participant died. However, to the extent permitted by the Adoption Agreement, if the Beneficiary files a written election with the Plan Administrator, such distribution may be made at an earlier date. In that event, the Participant's Individual Account shall not share in an allocation of Net Gain or Net Loss since the Valuation Date preceding the Participant's Individual Account shall not share in an allocation of Net Gain or Net Loss since the Valuation Date preceding the date of the Participant's Accrued Benefit will be forfeited.

6.03 Beneficiary Designation: Each Participant shall have the right to designate and change his or her Beneficiary or contingent Beneficiary, subject to Section 1.04. The Participant shall also have the right to designate for such Beneficiary any settlement option or combination thereof provided in this Plan, or to confer upon the Beneficiary the power to elect any settlement options provided hereunder Such right shall be exercised by an instruction signed by the Participant.

6.04 Selection by Beneficiary: Notwithstanding any contrary provisions contained herein, unless a Participant has made an irrevocable designation as to the settlement option to be provided to a Beneficiary hereunder, a Beneficiary shall have the power to elect any settlement option hereunder. This election is intended to provide the Beneficiary with the specific power to revoke a prior designation of a settlement option by a Participant (unless such election was made irrevocable by the Participant or unless otherwise required by ERISA or the Code).

                                  ARTICLE VII

                              TERMINATION BENEFITS

7.01             Vested Account Balance:

                 (a)   Nonforfeitable rights

                       (1) Each Participant shall at all times have a nonforfeitable right to the portion of his Individual Account attributable to Employee Deferral Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions.

                       (2) Each Participant shall have a nonforfeitable interest in the entire balance of his Individual Account as of the date the Participant satisfies the earliest to occur of the following requirements:

                       (A) the Participant reaches the Normal Retirement Age specified in the Adoption Agreement.





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                              (B)   the Participant reaches the Early
                                    Retirement Age (if any) specified in
                                    the Adoption Agreement;

                              (C)   the Participant dies prior to the
                                    termination of his employment by the
                                    Employer;

                              (D)   the Participant becomes Disabled; or

                              (E) the Participant reaches the later of (i) his 65th birthday, or (ii) the fifth anniversary of the date he becomes a Participant in the Plan.

                       (3) Subject to paragraph (2), a Participant's nonforfeitable interest in the Portion of his Account attributable to Non-elective Employer Contributions and Matching Contributions shall be determined under the vesting schedule contained in the Adoption Agreement.

7.02 Determination of Vested Benefit: The amount of the vested Accrued Benefit shall be determined as of the last day of the Plan Year during which the termination of the Participant's employment takes place. In no event will the Participant's individual Account be credited with earnings or losses which occur after the Valuation Date immediately preceding the date such Participant's benefits are actually distributed from the Plan.

7.03             Payment of Vested Interest:

                 (a) Subject to the consent requirement contained in paragraph (b), the Trustee shall distribute a terminated Participant's Vested Accrued Benefit to the Participant in the form of a lump sum as soon as administratively feasible following the last day of the Plan Year during which such Participant terminates employment. However, to the extent permitted by the Adoption Agreement, if the Participant files a written election with the Plan Administrator, such distribution may be made at an earlier date. In that event, the Participant shall not share in an allocation of Net Gain or Net Loss since the Valuation Date preceding the date of the distribution. Coincident with any such distribution, the non- vested portion of the Participant's Accrued Benefit will be forfeited.

                 (b)      Consent Requirements:

                          (1) Payment of a Participant's Accrued Benefit may not begin before the Participant reaches the later of age 62 or Normal Retirement Age, unless -

                                    (i)      prior to the Annuity Starting
                                             Date, the Participant's Vested
                                             Account Balance does not exceed
                                             $3,500;

                                   (ii)      the Participant requests the
                                             payment; or

                                  (iii)      the Participant is deceased.

                          (2) For purposes of this Section, the term "Annuity Starting Date" means the first day of the first period for which an amount of the Participant's Accrued Benefit is paid in any form.





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                 (c)      If a terminated Participant does not receive a
                          distribution of his Vested Accrued Benefit pursuant to this Section, no forfeiture of the Participant's Accrued Benefit will occur until the Participant incurs 5 consecutive 1-year Breaks in Service. For purposes of this Section, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance at the time of termination of employment.

7.04             Rehired Participant:

                 (a) In the case of a terminated Participant who is rehired by the Employer and who has incurred a 1-year Break in Service, Years of Service before such Break in Service will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

                 (b) In the case of a terminated Participant who is rehired by the Employer and who has 5 or more consecutive 1-year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of determining the Participant's Vested Interest that accrued before such Breaks in Service. Such Participant's pre-break service will count in vesting the post-break Vested Interest only if either

                          (1) Such Participant has any Vested Interest at the time of separation from service; or

                          (2) upon returning to service of the Employer, the number of consecutive 1-year Breaks in Service is less than the number of Years of Service.

                          Separate accounts will be maintained for the Participant's pre-break and post-break employer-derived Account Balance. Both accounts will share in the earnings and losses of the Trust.

                          In the case of a Participant who does not have 5 consecutive 1-year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived Account Balance.

                 (c) If a terminated Participant receives a distribution of his Vested Interest pursuant to Section 7.03, and the Participant resumes employment covered under this Plan, any portion of the Participant's employer-derived Account Balance which has been forfeited will be restored if the Participant repays to the plan the full amount of the distribution attributable to Employer Contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive 1-year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to Section 7.03, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive 1-year Breaks in Service, upon the reemployment of such Participant, any portion of the employer-derived Account Balance of the Participant which has been forfeited will be restored. The Participant's employer-derived Account Balance shall be restored by the Employer as of the last day of the Plan Year in which repayment is received (or reemployment occurs, if the Participant was deemed to receive a distribution pursuant to Section 7.03), by any one or combination of the following methods:

                          (1) through an allocation of forfeitures for such Plan Year,





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





                          (2) from earnings of the Trust Fund for such Plan Year; or

                          (3) from an allocation of Employer Contributions for such Plan Year, such allocation being made prior to any allocation under Section 3.07.

                 (d) The employer-derived Account Balance means the portion of the Participant's Account Balance derived from Employer Contributions.


                                  ARTICLE VIII

                    JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.01 The Plan shall not offer a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity.


                                   ARTICLE IX

                           DISTRIBUTION REQUIREMENTS

9.01             General Rules:

                 (a) Subject to the Article VIII Joint and Survivor Annuity Requirements, the requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to Plan Years beginning after December 31, l984.

                 (b) All distributions required under this Article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9~2 of the proposed regulations.

9.02 Required Beginning Date: The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

9.03 Limits on Distribution Periods: As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                 (a)      the life of the Participant;
                 (b) the life of the Participant and a designated beneficiary;
                 (c) a period certain not extending beyond the life expectancy of the Participant; or
                 (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

9.04 Determination of Amount to be Distributed Each Year: If the Participant's Accrued Benefit is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:





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

         (a) If a Participant's Accrued Benefit is to be distributed over(l) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or
                 (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Accrued Benefit by the applicable life expectancy.

         (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the Accrued Benefit is paid within the life expectancy of the Participant.

         (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's Accrued Benefit by the lesser of ( 1 ) the applicable life expectancy or (2) if the Participant's Spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A - of Section 1.401(a)(9~2 of the Proposed Treasury Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 9.04(a) above as the relevant divisor without regard to Proposed Treasury Regulations Section 1 .401 (a)(9)-2.

         (d)     (1)      The minimum distribution required for the
                          Participant's first distribution calendar year must be made on or before the Participant's Required
                          Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

                 (2) For purposes of determining a Participant's minimum distribution, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

9.05     Death Distribution Provisions:

         (a) Distribution beginning before death: If the Participant dies after distribution of his or her Accrued Benefit has begun, the remaining portion of such Accrued Benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         (b) Distribution beginning after death: If the Participant dies before distribution of his or her Accrued Benefit begins, distribution of the Participant's entire Accrued Benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below.

                 (1) If any portion of the Participant's Accrued Benefit is payable to a Beneficiary, distributions may be made over the life or over a period certain not greater than the


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

                                  life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                          (2) if the Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with subparagraph (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                          If the Participant has not made an election pursuant to this Section 9.05(b) by the time of his or her death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of
                          (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                 (c) For purposes of Section9.05(b) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section9.05(b), with the exception of subparagraph
                          (2) therein, shall be applied as if the Surviving Spouse were the Participant.

                 (d) For purposes of this Section 9.05, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                 (e) For the purposes of this Section 9.05, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if
                          Section 9.05(c) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to Section 9.05(b) above).

9.06             Commencement of Benefits:

                 (a) Unless the Participant (or his or her Beneficiary in case of death) otherwise elects by submitting to the Plan Administrator a written statement, signed by the Participant (or the Beneficiary in case of death) which describes the benefit and the date on which the payment of such benefit shall commence, payment of benefits shall begin no later than the sixtieth
                          (60th) day after the close of the Plan Year in which the Participant (or Beneficiary) became entitled to distribution of benefits under Section 5.01 (retirement or disability) or under Article VI (death), subject to the provisions of paragraph (b),
                          (c) and (d).

                 (b) In the event that the Trustee has not completed valuations necessary for a determination of the exact amount of benefits to be distributed as of a Valuation Date, or the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, to the extent not prohibited by the Code or ERISA and valid regulations thereunder, the beginning of such distribution may be delayed until sixty (60) days after such valuation has been completed or such Participant has been located.

                 (c) In the event that a Participant has not been located within seven (7) years from the date that such Participant's benefit under this Plan first becomes payable, the Participant's Individ


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

                          ual Account shall be deemed abandoned and shall be reallocated among the remaining Participants in a nondiscriminatory manner. In the event that a Participant, whose Individual Account was deemed abandoned and reallocated, is later located, such Participant's Individual Account shall be restored and distribution of such benefit shall commence no later than the sixtieth (60th) day after the close of the Plan Year in which the Participant is located.

                 (d) In order to avoid hardship to a Participant (or Beneficiary), the Trustee, upon a recommendation from the Plan Administrator, may begin to make partial payment to a Participant (or Beneficiary) at any time after retirement, disability, or death even though the precise amount of the Accrued Benefit has not yet been determined.

9.07             Definitions:

                 (a) Applicable life expectancy: The life expectancy (or joint and last survivor expectancy) shall be calculated using the attained age of the Participant (or Beneficiary) as of the Participant's (or Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if the life expectancy is being recalculated such succeeding calendar year.

                 (b) Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 9.05 above.

                 (c) Life expectancy: Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
                          Section 1.72-9 of the Income Tax Regulations.

                          Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in
                          Section 9.05(b)(2) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

                 (d) Participant's benefit: The Account Balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                 (e)      Required Beginning Date:

                          (1) General Rule: The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.



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


                          (2) Transitional Rules: The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (i) or (ii) below:

                                  (i)      Non-S-percent owners: The required
                                           beginning date of a Participant who
                                           is not a S-percent owner is the
                                           first day of April of the calendar
                                           year following the calendar year in
                                           which the later of retirement or
                                           attainment of age 70 1/2 occurs.

                                  (ii)     S-percent owners: The required
                                           beginning date of a Participant who
                                           is a S-percent owner during any year
                                           beginning after December 31, 1979,
                                           is the first day of April following
                                           the later of:

                                           (A)   the calendar year in which the
                                                 Participant attains age
                                                 70 1/2, or

                                           (B)   the earlier of the calendar
                                                 year with or within which ends
                                                 the plan year in which the
                                                 Participant becomes a
                                                 S-percent owner, or the
                                                 calendar year in which
                                                 the Participant retires.

                                           The required beginning date of a
                                           Participant who is not a S-percent
                                           owner who attains age 70 1/2 during
                                           1988 and who has not retired as of
                                           January 1, 1989, is April 1, 1990.

                          (3) 5-percent owner A Participant is treated as a S-percent owner for purposes of this Section if such Participant is a S-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                          (4) Once distributions have begun to a S-percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a S-percent owner in a subsequent year.


                                   ARTICLE X

                             LOANS TO PARTICIPANTS

10.01            Loans to Participants:

                 (a) If permitted in the Adoption Agreement, the Plan shall provide for Participant loans, and the provisions of this Article X shall apply to any Participant loans granted or renewed after October 18, 1989.

                 (b) Pursuant to a uniform written loan policy set forth in this Article X and in Appendix A to the Adoption Agreement Plan, the Plan Administrator may direct the Trustee to make a loan or loans to Participants in cases of necessity or when otherwise deemed warranted by the Plan Administrator. Such loan or loans shall be in an amount or amounts which do not in the aggregate exceed the amount set forth in Section
                          10.02 below. A Participant's application to receive a loan shall be made in writing and on forms provided by the Plan Administrator, subject to Sections 10.03 and 10.04, and any other procedures established



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

                          in Appendix A. In exercising its discretion to make loans, the Plan Administrator shall not discriminate in favor of or against any Participant or group of Participants. The Plan Administrator shall approve or deny loans based on the applicant's creditworthiness, financial need, and such other factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans, including any such factors specified in Appendix A. Notwithstanding the foregoing, a loan may not be made to a married Participant unless such Participant's Spouse consents to the use of the Participant's Individual Account as security for the loan, and such consent is witnessed by a Plan representative or Notary Public.

10.02            Maximum Loan Amount:

                 (a) In no evens shell any loan made to a Participant pursuant to this Article be in an amount which shall cause the outstanding aggregate balance of all loans made to the Participant under this Plan and all other qualified plans maintained by the Employer to exceed the lesser of:

                          (1) $50,000, reduced by the excess (if any) of the Participant's highest outstanding balance of loans from such plans during the 1 -year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from such plans on the date on which such loan was made, or

                          (2)     one-half of the total of: (i) the
                                  Participant's Vested Accrued Benefit; (ii) the amount of the Participant's vested interest in his account balances in each other defined contribution plan maintained by the Employer, and (iii) the present value of the nonforfeitable accrued benefit of the Participant in each defined benefit plan maintained by the Employer.

                 (b) For purposes of this Article, the balances of the Participant's accounts or a Participant's Accrued Benefit in this Plan and each other qualified plan of the Employer shall be determined as of the last available valuation of such accounts or Accrued Benefit made within the twelve (12) month period preceding the date on which an application for a loan under this Article is made, adjusted for distributions or contributions made after the date of such valuation but not for earnings, gains or losses subsequent to the date of such valuation.

10.03            Repayment of Loans:

                 (a) Except as provided under paragraph (b) below, any loan made under this Article shall mature and be payable in full within five (5) years from the date the loan is made.

                 (b) A loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant shall mature and be payable in full within thirty (30) years from the date such loan is made.

10.04            Terms:

                 (a) Loans to Participants shall be made according to the following terms:

                          (1) the security for such loans shall be up to 50% of the present value of the vested Accrued Benefit of the borrowing Participant, and such additional security as the Plan Administrator may specify in Appendix A or may from time to time demand to insure that the loan remains adequately secured;



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

                          (2) interest shall be charged on the loans at rates the Plan Administrator shall determine to be reasonable. (In order to determine whether an interest rate is reasonable, the Plan Administrator (i) shall contact persons in the business of lending money to ensure that the loan provides the Plan with a return commensurate with the interest rates charged by such persons for loans which would be made under similar circumstances; or (ii) shall follow such other procedures outlined in Appendix A for determining a reasonable rate of interest);

                          (3) the loans shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the Plan Administrator shall determine;

                          (4)     the loans shall be repaid under a
                                  substantially level amortization schedule, with payments required not less frequently than quarterly; and

                          (5) the minimum amount which a Participant or Beneficiary may borrow shall be $1,000. Larger amounts may only be borrowed in increments of $250.

                 (b) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages thereon, shall, at the option of the Plan Administrator, immediately become due and payable without further notice or demand, upon the occurrence, with respect to the borrowing Participant, of any of the following events of default:

                          (1) if any payment of principal and accrued interest on the loan remains due and unpaid for a period often (10) days after the same becomes due and payable under the terms of the loan;

                          (2)     the commencement of a proceeding in
                                  bankruptcy, receivership or insolvency by or against the borrowing Participant;

                          (3) the termination of the employment of the borrowing Participant with the Employer for any reason;

                          (4) the borrowing Participant attempts to make an assignment for the benefit of creditors of his Accrued Benefit under the Plan, or of any other security for the loan; or

                          (5) if the Plan Administrator determines that the security for the loan is inadequate.

                          Any payments of principal and interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum at any time on account of the loan after an event of default, or any failure to act to enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this paragraph.

                 (c) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the Plan Administrator shall have the right to direct the Trustee to pursue any remedies available to a creditor under the terms of the loan, including the right to execute on the security for the loan, and to apply any amounts credited to the accounts of the borrowing Participant at the time of execution or at any time thereafter in satisfaction of the unpaid balance of the loan and interest due thereon.



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                 (d)      A Participant's Accrued Benefit may be used to repay
                          any such loan if:

                          (1) any portion of a loan or loans shall be outstanding; and

                          (2) an event occurs which entitles the Participant or his estate or his Beneficiaries to receive a distribution from the Plan, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan or loans, be made to the Trustee as payment on the loan or loans. No distribution shall be made to a Participant or his estate or his Beneficiaries in an amount greater than the excess of the portion of his Accrued Benefit otherwise distributable over the aggregate of the amounts owing with respect to such loan or loans, plus interest, if any accrued thereon.

10.05 Loans to Beneficiaries: For purposes of this Section, a Beneficiary of a deceased Participant who has not yet received a distribution of the balance of the Participant's Individual Account shall be eligible for a loan from the Plan to the same extent that the Participant was eligible. Any reference to a Participant in this Article shall be deemed to include a reference to the Beneficiary of a deceased Participant.

10.06            Prohibition on Loans to Owner-Employees and
                 Shareholder-Employees

                 (a) Prohibition Unless such a loan would not constitute a prohibited transaction (as defined in ERISA and the Internal Revenue Code), no loans may be made to any Participant who is a Shareholder-Employee or Owner-Employee.

                 (b) Definition of Shareholder-Employee For the purpose of this Section, "Shareholder-Employee" means a shareholder- employee as defined in Section 1379 of the Internal Revenue Code, as in effect on the date before the date of the enactment of the Subchapter S Revision Act of 1982.

                                   ARTICLE XI

                              PLAN ADMINISTRATION

11.01 Allocation of Fiduciary Powers: Each of the Fiduciaries shall have only those powers and responsibilities that are specifically given to them under the Plan. The Employer Shall have the exclusive responsibility for making the contributions provided for herein. The Sponsor shall have the exclusive power to appoint and remove the Trustee end the Plan Administrator, end the exclusive power to amend or terminate this Plan, but shall have no other exclusive authority, discretion and responsibility to manage and control the assets of the Plan. The Trustee shall have no other responsibilities other than those provided in this Plan. The Plan Administrator shall have the exclusive authority and responsibility, in its sole and absolute discretion, to interpret the provisions of the Plan, determine eligibility for benefits under the Plan, to control and manage the operation and administration of this Plan in accordance with the terms and conditions described in this Plan, and to exercise all Fiduciary functions provided in the Plan or necessary to the operation of the Plan except such functions as are assigned to other Fiduciaries pursuant to this Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing such direction, information or action. Furthermore, each Fiduciary may rely upon such direction, information or action of another Fiduciary as being proper under this Plan, and is not required to inquire into the propriety of any such direction, information or other action. It is intended under this Plan that each Fiduciary shall be



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                 responsible for the proper exercise of its own powers, duties, responsibilities and obligations. Each fiduciary shall not be responsible for any act or failure to act of another Fiduciary except in circumstances where ERISA imposes liability for the breach of a co-Fiduciary. No Fiduciary guarantees the trust fund in any manner against investment loss or depreciation in asset value except in circumstances where ERISA imposes liability for such loss or depreciation.

11.02 Plan Administration: The Plan shall be administered by the Plan Administrator who shall be appointed by the Sponsor. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the trust fund.

11.03 Claim Procedure: The Plan Administrator shall make all determinations as to the right of any person to a benefit under the Plan. In accordance with regulations of the Secretary of Labor issued under Section 503 of ERISA, the Plan Administrator shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for denial, written in a manner calculated to be understood by the Participant or Beneficiary, and afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits had been denied for a full and fair review by the Plan Administrator of the decisions denying the claim. A Participant or Beneficiary may claim any benefits due under the Plan by mailing to the last known address of the Plan Administrator a written application outlining to the best of the Participant's knowledge or ability, the nature, amount and form of such benefit.

11.04 Reporting and Disclosure: The Plan Administrator shall exercise such authority and responsibility as it deems necessary in order to comply with the reporting and disclosure requirements of ERISA and any valid governmental regulations issued thereunder relating to the preparation and filing of All reports and registrations required to be filed by the Plan with any governmental agency; compliance with all disclosure requirements imposed by state or federal laws; maintenance of all records of the Plan other than those required to be maintained by other Fiduciaries; and the preparation and delivery of all reports, information and notifications required to be given to Participants or Beneficiaries in accordance with state or federal laws.

11.05 Plan Administrator's Duties and Powers: The Plan Administrator shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable it to carry out its duties under the Plan. By way of illustration and not limitation, the Plan Administrator is empowered and authorized to make rules and regulations in respect of the Plan not inconsistent with the Plan, the Code or ERISA; to determine, consistently therewith, All questions that may arise as to the eligibility, benefits, status and right of any person claiming benefits under the Plan, including (without limitation) Participants, former Participants, Surviving Spouses of Participants and Beneficiaries; and subject to and consistent with ERISA, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan, such action to be final and conclusive on All persons claiming benefits under the Plan.

                 In addition the Plan Administrator shall have any other duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation the following:

                 (a) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                 (b) To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;


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


                 (c) To receive from the employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                 (d) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                 (e) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the trust fund from the Trustee;

                 (f) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel, and to pay such individuals reasonable fees for the performance of services.

11.06 Administrative Rules: The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. Upon making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

11.07 Directions to Trustee: The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the trust fund pursuant to the provisions of the Plan.

11.08 Benefit Applications: The Plan Administrator may require a Participant to complete and file an application for a benefit, to complete all other forms furnished by the Plan Administrator and to furnish all pertinent information requested by the Plan Administrator.

11.09 Domestic Relations Order: The Plan Administrator shall develop written procedures to determine whether a domestic relations court order meets the requirements of a qualified domestic relations order as defined in Code Section 414(p) and to determine the method of distributing benefits in compliance with the order. If the Plan Administrator determines that a domestic relations order is qualified under Code Section 414(p), then the date of such determination shall be deemed the "earliest retirement age" under Code Section 414(p) with respect to the Participant against whom the domestic relations order is entered, and the Plan Administrator may make an immediate distribution only to the alternate payee(s) under such order. A domestic relations order entered before January 1, 1985, will be treated as a qualified domestic relations order if payment of benefits pursuant to the order has commenced as of such date, and may be treated as a qualified domestic relations order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p) of the Code.

                                  ARTICLE X11

                                TOP HEAVY RULES

12.01 Effective Date: If the Plan is or becomes top heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan.

12.02 Determination of Top Heavy Status: The Plan is top heavy for a particular Plan Year if, as of the determination date, any of the following conditions exists:


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

                 (a) If the top heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                 (b) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top heavy ratio for the group of plans exceeds 60 percent.

                 (c) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

                          In the case of a Required Aggregation Group, each plan in the group will be considered to be top heavy if the Required Aggregation Group is determined to be top heavy. No plan in the Required Aggregation Group will be considered to be top heavy if the Required Aggregation Group is not top heavy. The Employer may also include any other plan not required to be included in the Required Aggregation Group, providing the resulting group taken as a whole will continue to satisfy the provisions of the Code Sections 401(a)(4) and 410 of the Code. Such group hereinafter shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered top heavy if the Permissive Group is top heavy. No plan in the Permissive Aggregation Group will be considered top heavy if the Permissive Aggregation Group is not top heavy. Only those plans of the Employer in which the determination dates fall within the same calendar year are aggregated in order to determine whether such plans are top heavy. For Plan Years beginning after December 31, 1984, the Individual Account of a Participant who has not performed any services for the Employer during the five (5) year period ending on the determination date shall be disregarded for purposes of making the determination of top heavy status.

12.03 Definitions and Special Rules: The following definitions shall apply for purposes of this Article:

                 (a)      Top Heavy Ratio:

                          (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the determination date(s) (including any part of any Individual Account Balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of the Individual Account Balances of all Participants (including any part of any Individual Account Balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with
                                  Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                          (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top heavy ratio for any


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


                                  Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s) and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                          (3) For purposes of (1) and (2) above the value of the account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

                          (4) Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of Individual Account Balances and Accrued Benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                          (5) The accrued benefit of a Participant other than a Key Employee shall be determined under
                                  (i) the method, if any, that uniformly
                                  applies for accrual purposes under all
                                  defined benefit plans maintained by the
                                  Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 41 l(b)(l)(c) of the Code.

                 (b) Key Employee: Any Employee or former Employee (and the Beneficiaries of each such Employee) who, at any time during the determination period was:

                          (1)     an officer of the Employer if such
                                  individual's annual Compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code;

                          (2)     an owner (or considered an owner under
                                  Section 318 of the Code of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code;

                          (3)     a five percent (5%) owner of the Employer; or

                          (4) a one percent ( 1 %) owner of the Employer who has an annual Compensation of more than $150,000.


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


                                  Annual Compensation means Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b)of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

                                  The determination of Key Employee status will be made in accordance with Code Section 416(i)(1) of the Code.

                 (c) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

                 (d) Present Value: For purposes of establishing present value to compute the top heavy ratio, any benefit shall be discounted only for mortality and interest based on a 6% interest rate and the Unisex Pension 1984 Mortality Table.

                 (e) Valuation Date: For purposes of computing the top heavy ratio, the valuation date shall be the last day of each Plan Year.

                 (f) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                 (g) Required Aggregation Group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

12.04 Effect of Top Heavy Status: The following rules shall apply to any Participant who earns an Hour of Service during any Plan Year in which the Plan is determined to be top heavy:

                 (a)      Minimum Allocation:

                          (1) Except as otherwise provided in (3) and (4) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Also, elective deferrals described in Section 401(k) of the Code and matching contributions described in
                                  Section 401(m) of the Code may not be treated as Employer Contributions for purposes of satisfying this Minimum Allocation. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service during the Plan Year (or any equivalent provided


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

                                  in the plan), or (ii) the Participant's
                                  failure to make mandatory employee
                                  contributions to the Plan, or (iii) the
                                  Participant earns Compensation less than a stated amount.

                          (2) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Article I of the Plan.

                          (3) Subparagraph (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

                          (4) For purposes of subparagraph (1) above, Employer Contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or 410, shall be considered contributions and forfeitures allocated under this Plan.

                          (5) In the case of any Participants who are not Key Employees and who participate in both this Plan and a defined benefit plan of the Employer, the foregoing provisions of this subsection (a) shall be inapplicable and the Employer shall provide that each Non-Key Employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at normal retirement age, equal to at least the product of (i) the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation from the Employer and( ii) the lesser of 2% per Year of Service or 20%. For purposes of computing the product in the foregoing sentence, compensation in years before January 1,1984 and in years after the close of the last Plan Year in which the Plan is top heavy shall be disregarded, and similarly, Years of Service shall exclude Years of Service when the Plan was not top heavy (for any Plan Year ending during such Year of Service) and Years of Service completed in a Plan Year beginning before January 1, 1984. Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to Employee Contributions and for Plan Years beginning before January 1, 1985, Employer Contributions attributable to a salary reduction or similar arrangement made pursuant to Code Section 401(k)), shall be ignored.

                          (6) To the extent required under Section 416(b) of the Code the minimum allocation provided by this paragraph (a) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

                          (7) If an Employee is a Participant in this Plan and another defined contribution plan included in a Required Aggregation Group, this Plan shall be the last defined contribution plan to provide a minimum allocation for such Non-Key Employee.

                 (b) Vesting: The Top Heavy vesting schedule specified in the Adoption Agreement will apply.

                 (c) The portion of a Participant's Accrued Benefit to which the vesting schedule of subsection (b) applies shall include all benefits within the meaning of
                          Section 411(a)(7) of the Code except those attributable to Employee Contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top heavy. No decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top heavy changes for any Plan Year.



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                 (d)      If the Plan is determined to be top heavy during any
                          Limitation Year, the Plan Administrator shall apply the limitations of Section 4.09 to the Participant by substituting 100 percent for 125 percent in each place in which it appears in the fractions described in such Section. Provided, however that the foregoing sentence shall not apply if:

                          (1)     the top heavy ratio is 0.90 or less, and

                          (2) each Non-Key Employee receives an additional minimum contribution or benefit under a plan of the Employer. In the case of a Non-Key Employee participating only in a defined benefit plan, the additional minimum benefit for each Year of Service counted is one percentage point, up to a maximum often percentage points, of the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation from the Employer. In the case of a Non-Key Employee participating only in this Plan or another defined contribution plan, the additional minimum contribution is one percent of the Employee's compensation. In the case of a Non-Key employee participating both in a defined benefit plan and this or another defined contribution plan, the minimum benefit shall be provided in the defined benefit plan, and not in this Plan.


                                  ARTICLE XIII

                                  THE TRUSTEE

13.01 Resignation and Removal: A Trustee may resign by written instrument addressed to the Employer. The Employer may remove the Trustee by a written instrument addressed to the Trustee. Appointments to vacancies shall be made by the Employer and any successor Trustee shall evidence its acceptance of such appointment by written instrument addressed to the Employer. Upon written acceptance of such appointment by the successor Trustee, the Trustee shall assign, transfer and pay over to such success or Trustee, the funds and properties then constituting the trust fund together with the proper accounting therefore. If such accounting is not objected to within 60 days after the receipt thereof by the Employer or the successor Trustee, the Trustee shall be deemed to be discharged of all duties under the Plan except to the extent otherwise provided by law.

13.02 Information to be Furnished to Trustee: The Employer and the Plan Administrator shall furnish to the Trustee such information as required or desirable for the purpose of enabling the Trustee to carry out the provisions of the Plan, and the Trustee may rely upon such information as being correct.

13.03 Accounting: The Trustee shall keep accurate and detailed accounts of investments, receipts, disbursements and other transactions hereunder and all such accounts and other records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer or the Plan Administrator. Within ninety (90) days following the close of the Plan Year and within ninety (90) days after the removal or resignation of the Trustee as provided herein, the Trustee shall file with the Employer a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation. Subject to any express provision of applicable law as may be in effect from time to time to the contrary, no person other than the Employer may require an accounting or bring any action against the Trustee with respect to the trust fund or its actions as Trustee.



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13.04            Trustee's Right to Judicial Settlement:  Notwithstanding any
                 other provision of this Article, the Trustee shall have the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the trust fund, the only necessary parties thereto in addition to the Trustee shall be the Employer and the Plan Administrator. If the Trustee so elects, it may bring in any other person or persons as a party or parties defendant.

13.05 Trustee's Expenses: To the extent not paid by the Employer, expenses incurred by the Trustee in the performance of its duties under the Plan, including reasonable compensation for agents and for the services of counsel rendered to the Trustee, expenses related/hereto and all other proper charges and disbursements of the Trustee including all taxes of any kinds whatsoever that may be levied or assessed under existing or future laws shall be paid by the Trustee out of the Plan, and such expenses shall constitute a charge upon the Plan.

13.06 Payment of Benefits to Incompetent: In the evens that any benefit under the Plan is payable to a minor or other legally incompetent person, the Trustee shall not require the appointment of a guardian but shall be authorized to pay the same to any person having custody of such minor or incompetent person, to pay to such minor or incompetent person without the intervention of the guardian, or to pay the same to a legal guardian of such minor or incompetent person if one has already been appointed.

13.07 Trustee's Investment Powers: Subject to the fiduciary responsibility provisions of ERISA, the Trustee may hold and invest, all trust funds as follows:

                 (a) To receive, hold, manage, improve, repair, sell, lease, pledge, mortgage, exchange or otherwise dispose of all or any part of the Trust Assets upon such terms, prices and conditions as it deems advisable. To invest and reinvest the Trust Assets in any property or undivided interest therein, wherever located, including bonds, notes (secured or unsecured), stock of corporations, real estate or any interest therein, annuities and other policies of insurance, and any collective or common trust fund or qualified pooled investment trust, upon such terms, prices and conditions as it deems advisable, without being restricted by any statute or rule of law governing the investments in which a trustee may invest funds held by it, and without regard to the proportion which an investment may bear to the entire amount of the Trust Assets.

                 (b) To sell or exchange any part of the assets of the Plan.

                 (c) To vote in person or by proxy the securities and investment company shares which it holds as Trustee and to delegate such power.

                 (d) To consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers or other changes in securities and investment company shares which it holds as Trustee, and, in such connection, to delegate its powers, and to pay all assessments, subscriptions and other charges.

                 (e) To exercise all rights, privileges, options, and elections in any Insurance Contracts and to pay the premiums thereon.

                 (f) To retain in cash and keep unproductive of income such amount as the Trustee may deem advisable in his discretion and the Trustee shall not be required to pay interest on such cash balances or on cash in its hands pending investment.


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                 (g)      To sell, exchange, convey or transfer any property at
                          any time held by the Trustee upon such terms as it may deem advisable and no person dealing with the Trustee shall be bound to see the application of the purchase money or to inquire into the propriety of any such transaction.

                 (h) To enter into, compromise, compound and settle any debt or obligation due to or from the Trustee and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation.

                 (i) To cause any bonds, stocks or other securities held by the Trustee to be registered in or transferred into its name as Trustees or the name of its nominee or nominees, or to hold them unregistered or in form permitting transferability by delivery, but at all times with full responsibility therefore as Trustee.

                 (j) To borrow money upon such terms and conditions as may be deemed advisable to carry out the purposes of the trust and to pledge securities or other property in repayment of any such loan; provided, that loans or advances may be made by the Trustee hereunder by way of overdrafts or otherwise on a temporary basis on which no interest is payable.

                 (k) To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by trustees or to otherwise deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults whether in performance of any convenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure.

                 (l) To invest all or part of the trust fund in interest-bearing deposits of the Trustee bank, which is included, but is not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate.

                 (m) To employ suitable agents, accountants and counsel and to pay their reasonable expenses and compensation.

                 (n) To transfer, et any time end from time to time, such part or all of the trust fund as it shall deem advisable to the trustees of any trust which has been qualified under Section 401(a) and is exempt under
                          Section 501(a) of the Code, and which is maintained by it as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trust, and to withdraw any part or all of the trust fund so transferred; in which event the provisions of any such trust shall be deemed a part of this Agreement to the extent that they shall not be inconsistent with the provisions hereof.

                 (o) To make, execute and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers.

                 (p) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the trust fund, and to do all


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                          other acts that the Trustee may deem necessary or
                          proper to carry out any of the powers set forth in this Article or otherwise in the best interests of the trust fund.

                 (q) To settle, compromise or abandon all claims and demands in favor of or against the trust fund.

                 (r) To appoint and/or employ business entities and/or individuals to act as investment advisers and/or managers on behalf of this Plan in order to manage any portion or all of the assets of this Plan. However, the appointment of such an investment adviser and/or manager (1) shall be subject to the approval of the Employer, and (2) will render any such investment adviser and/or manager who is appointed a fiduciary under this Plan to the extent of such adviser's and/or manager's investment duties end responsibilities to the Plan, and(3) in no event shall cause the assets of this Plan to be taken out of Trust or cause the Trustee hereof to be eliminated.

                 (s) Upon the election of the Employer, to approve, devise and/or implement a system or policy to permit Participants and/or Beneficiaries hereunder an election, which shall be granted to all Participants and/or Beneficiaries in a nondiscriminatory manner, to execute investment control over a portion or all of their Individual Accounts. In the event that a Participant or Beneficiary does not choose to exercise such investment control, the Trustee shall continue to invest the Individual Account of such Participant or Beneficiary. In the event that the Participant or the Beneficiary directs the Trustee to invest some or all of that portion of the Participant's or Beneficiary's Individual Account in an investment which is prohibited by the terms of the Plan, the direction of the Participant or the Beneficiary shall be deemed to control and the Trustee shall have no liability for violating the terms of the Plan by following the Participant's or the Beneficiary's investment instructions. To the extent provided by ERISA, in the event that a Participant or a Beneficiary exercises investment control over the assets in such person's Individual Account, no Fiduciary shall be subject to liability for any loss or any breach of the fiduciary responsibility standards of ERISA.

                 (t) Subject to subsection (u) below, to accept a rollover contribution to be credited to an Employee's Individual Account (which portion of such Individual Account shall always be one hundred percent (100%) vested) to the extent that such rollover contribution is permitted under then existing provisions of the Code.

                 (u) The Trustee may accept a transfer of amounts from other qualified corporate or noncorporate plans. The Plan shall not be a direct or indirect transferee (in a transfer after December 31, 1984) of a pension plan or any retirement plan that at any time provided for benefits in the form of a life annuity.

                 (v) In the case of a Participant who either meets the conditions of Section S.01 or has terminated employment pursuant to Section 7.01, the vested portion of the Accrued Benefit may be transferred to another plan which was found by the appropriate District Director of Internal Revenue to be tax qualified under the relevant provisions of the Code. The transfer must be at the request of the Participant; and

                           (i) the transfer must be completed within 270 days of the valuation date;

                          (ii) the transferable amount, 60 days after the close of such Plan Year may be held in a separate account bearing a reasonable rate of interest until transferred; and


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                         (iii)    if 270 days after the Plan Year end the
                                  transfer has not been completed for any
                                  reason, the entire amount held in the
                                  separate account is to be paid to the
                                  Participant in a lump sum.

13.08 Form of Plan Contributions: The Trustee shall receive any Employer Contributions paid to it in cash or in the form of such other property as it may from time to time deem acceptable and which shall have been delivered to it. The Employer shall make contributions in such manner and at such times as shall be appropriate. The Trustee shall not be responsible for the calculation or collection of any Employer Contribution under or required by the Plan but shall be responsible only for property received by it pursuant to this Plan.

13.09 Payments Made at Direction of Plan Administrator: The Trustee shall, on the written directions of the Plan Administrator, make payments out of the Trust fund to such persons, in such amounts and or purposes as may be specified in the written directions of the Plan Administrator. To the extent permitted by law, the Trustee shall be under no liability for any payment made pursuant to the direction of the Plan Administrator. Any written direction of the Plan Administrator shall constitute a certification that the distribution or payment so directed is one which the Plan Administrator is authorized to direct.


                                  ARTICLE XIV

                            FIDUCIARY RESPONSIBILITY

14.01 Fiduciary Standards: Each Fiduciary shall discharge his duties under the Plan solely in the interest of the Participants and their Beneficiaries and (1) for the exclusive purpose of providing benefits for such Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; (2) with the care, skill prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) in accordance with the Plan in so far as the Plan is consistent with the provisions of ERISA. The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The requirements set forth above shall not be deemed to be violated merely because the Trustee invests the trust funds partly or wholly in (1) shares of a mutual fund, or (2) shares of a pooled investment fund maintained by a bank

14.02 Situs of Plan Assets: Except as authorized by regulations prescribed by the Secretary of Labor, the Trustee shall not maintain ownership of any Plan assets outside the jurisdiction of the District Courts of the United States.


                                   ARTICLE XV

                        PURCHASE OF INSURANCE CONTRACTS

15.01 Purchase Permitted: If permitted by the Plan Administrator, the Trustee may apply a percentage of the annual Employer Contribution as elected in writing by the Participant toward the purchase of Insurance Contracts on behalf of a Participant, provided, however, that:


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                 (a)      If ordinary life insurance is purchased on behalf of
                          a Participant, the aggregate amounts applied to the payment of premiums on such ordinary life insurance may not at any time exceed forty-nine and nine tenths (49.9%) of the aggregate contributions made on behalf of a Participant.

                 (b) If term life insurance or universal life insurance is purchased on behalf of a Participant the aggregate amounts applied to the payment of premiums on such term life insurance may not at any time exceed twenty four and nine tenths (24.9%) of the aggregate contributions made to the plan on behalf of the Participant.

                 (c) Further, the Trustee shall convert the entire value of any such life insurance contracts at or before retirement into one or more of the following:
                           (i)    cash;

                          (ii) a form which provides periodic income to the Participant so that no portion of such value may be used to continue life insurance protection prior to retirement;

                         (iii) a form which allows distribution of the contract to the Participant. If any contract is distributed to a Participant, the modes of settlement contained in the contract shall be limited to those provided under the Plan.

                 (d) If a Participant dies prior to the effective date of any life insurance coverage, the face value of such coverage shall be deemed to be the annual cost of such coverage.

                 (e) No life insurance coverage shall be reduced because of a decrease in a Participant's Compensation unless
                          (i) the decrease has been in effect for three (3) years and results in a reduction in the life insurance coverage of at least $1,000 or (ii) the continuation of such coverage would exceed the limitations set forth subsection (a).

                 (f) The Trustee shall not be liable for any delay in purchasing life insurance coverage.

                 (g) In the event of any conflict between the terms of the Plan and the provisions of any Insurance Contract issued hereunder, the terms of the Plan shall control.


                                  ARTICLE XVI

                         EXCLUSIVE BENEFIT REQUIREMENTS

16.01 Trustee Receipt of Funds: All Contributions to the Plan shall be transmitted directly or indirectly to the Trustee. All Contributions so received by the Trustee shall constitute trust funds and shall be held and managed and administered by the Trustee pursuant to the terms of the Plan.

16.02 Plan Assets for exclusive Benefit of Participants: Except to the extent permitted by Section 16.03, the assets of this Plan shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

16.03 Return of Employer Contributions: Notwithstanding Section 16.02, Employer Contributions to the Plan shall be resumed to the Employer in the following circumstances:




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                 (a)      If a Contribution is made by reason of a mistake of
                          fact, such Contribution shall, if requested by the Employer, be resumed to the Employer within one ( 1 ) year after the payment thereof.

                 (b) In the event that the Commissioner of Internal Revenue or his delegate determines that the Plan is not initially qualified under the Internal Revenue Code, any Employer Contribution (other than salary deferrals under a cash or deferred arrangement) made incident to that initial qualification by the Employer (plus any earnings on such contributions) shall be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. However, any employee contributions or salary deferrals contributed by or on behalf of Employees (plus any earnings on such Contributions or deferrals) shall be resumed to such Employees.

                 (c) Since any Employer Contribution under this Plan is expressly conditioned upon its deductibility under
                          Section 404 of the Code, then, to the extent the deduction is disallowed, such Contribution shall be resumed to the Employer within one year after the disallowance of the deduction.

                 (d) The amount which shall be resumed to the Employer under paragraphs (a) or (c) is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of factor a disallowance of the deduction. Earnings attributable to the excess contribution may not be resumed to the Employer, but losses attributable thereto must reduce the amount to be so resumed. Furthermore, if the return of any such amount would cause the balance of the Individual Account of any Participant to be reduced to less than the balance which would have been in the Individual Account had the mistaken amount not be contributed, then the amount to be resumed to the Employer will be limited so as to avoid such reduction.


                                  ARTICLE XVII

                        PLAN TERMINATION AND AMENDMENTS

17.01 Termination or Partial Termination: While it is the intention of the Employer that the Plan shall be permanent, the Employer reserves the right to terminate it. Such termination shall become effective upon receipt by the Trustee of a written instrument of termination signed by the Employer. Upon termination of the Plan or upon a partial termination of the Plan within the meaning of Section 41 l(d)(3) of the Code, or upon a complete discontinuance of Contributions under the Plan, the rights of all affected Employees to their Accrued Benefits shall become nonforfeitable. The Trustee shall distribute such benefits in the form of a lump sum to the Participants as soon as practicable following the termination of the Plan.

17.02 Limitations on Amendments by Employer: This Plan may be amended by the Employer in writing at any time, subject to the following.

                 (a) Such amendment shall not increase the duties of the Trustee without its written consent:
                 (b)  (1) If the Plan's vesting schedule is amended, or



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                                  the Plan is amended in any way that directly
                                  or indirectly affects the computation of a Participant's Vested Interest, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least 3 Years of Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears.

                          (2) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                           (i)    60 days after the amendment is adopted;

                          (ii)    60 days after the amendment becomes
                                  effective; or

                         (iii) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

                          (3) Notwithstanding the foregoing, a Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment shall not be entitled to any election under this subparagraph (b).

                 (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's Account Balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest (determined as of such date) of such Employee will not be less than his Vested Interest computed under the Plan without regard to such amendment.

17.03 Amendments Required for Qualification: Any provision of this Plan may be amended in any respect, without regard to the limitations set forth in Section 17.02 above, if the amendment is required for initial or continued qualification of the Plan under Section 401(a) of the Code. Such amendment may be made retroactive to the extent permitted by Section 401(b) of the Code.

17.04 Participant's Consent to Amendment: Except as otherwise provided in this Article, neither the consent of a Participant nor that of any Beneficiary is required of any amendment to the Plan consistent with the provisions of Sections 17.02 and 17.03.

17.05 Amendment of Adoption Agreement: The Employer may amend the Adoption Agreement at any time.

                 The amendment shall be made by the Employer delivering signed copies of an amended Adoption Agreement to the Trustee. Such amendment shall be effective as of the date specified by the Employer, or if no date is specified, then on the first day of the next succeeding Plan Year.





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

                                 ARTICLE XVIII

                           OTHER REQUIRED PROVISIONS

18.01 Plan Merger or Consolidation: In the event of a merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant will be entitled to receive a benefit immediately after such merger, etc. (determined as if the plan then terminated) which is at least equal to the benefit the Participant was entitled to receive immediately before such merger, etc. (determined as if the Plan had then terminated).

18.02 Nonalienation of Benefits: Unless otherwise required by law, none of the benefits, payments, proceeds, claims or rights of any Participant or Beneficiary hereunder shall be subject to any claim of any creditor of any Participant or Beneficiary, and in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor or any Participant or any Beneficiary, nor shall such Participant or Beneficiary have any rights to alienate, anticipate, pledge, encumber, or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under the Plan.

                 No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined by the Plan Administrator, under Section 11.09, to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

18.03 Form of Benefit Payments: Benefits payable under the Plan may be paid directly by the Trustee in cash or in kind, or partially in each.


                                 ARTICLE XIX

                                MISCELLANEOUS

19.01 Nonguarantee of Employment: No Employee of the Employer nor anyone else shall have any rights whatsoever against the Employer or the Trustee as a result of this agreement except those expressly granted to them hereunder. Nothing herein shall be construed to give any Participant the right to remain an Employee of the Employer.

19.02 Construction of Agreement: This agreement may be executed and/or conformed in any number of counterparts, each of which shall be deemed an original and shall be construed and enforced according to the laws of the state in which the Employer named in Section 1.1 of the Adoption Agreement is incorporated, to the extent not inconsistent with the applicable provisions of the Code or ERISA.


19.03 Duration of Plan: Subject to the provisions herein contained with respect to earlier termination, the trust created hereunder shall continue in existence for the longest period permitted by law.

19.04 Illegality: In case any provisions of this agreement shall be held illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining parts of this agreement but this agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.





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


19.05 Withdrawal by en employer: Any Affiliated Business or other participating Employer may withdraw from the Plan at any time upon written notice to the Trustee.

19.06 Gender and Number: Pronouns and other similar words used in the masculine gender shall be read as the feminine gender where appropriate and the singular form of words shall be read as the plural where appropriate.

19.07 Successor Employer: In the event of the merger, consolidation, sale of assets, liquidation or other reorganization of the Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of the Employer and shall elect to continue this Plan, the successor shall be substituted for the Employer under the terms and provisions of this Plan upon filing its written election to that effect with the Trustee and the Plan Administrator.

19.08 Indemnification: The Employer may indemnify, through insurance or otherwise, any one or more of the fiduciaries with respect to the Plan against any claims, losses, expenses, damages or liabilities arising out of the performance (or failure of performance) of their responsibilities under the Plan.

19.09 Expenses of Administration: The Employer may, but does not obligate itself to, pay all or pert of the expenses of administration of the Plan, including the compensation and expenses of the Trustee, the expenses of the Plan Administrator and any other expenses incurred at the direction of the Administrator. To the extent that any of these expenses are not paid by the employer, these expenses shall be paid by the Trustee out of the trust fund.





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
                             FIRST AMENDMENT TO THE
                      ST. JOSEPH CAPITAL BANK 401(K) PLAN


     WHEREAS, effective September 1, 1996, St. Joseph Capital Corporation (hereinafter referred to as the "Employer") established the St. Joseph Capital Bank 401(k) Plan (hereinafter referred to as the "Plan"); and

     WHEREAS, as part of the establishment, the Employer wishes to amend the Plan to comply with Section 401(a)(17) of the Internal Revenue Code as amended by the Omnibus Budget Reconciliation Act of 1993 (OBRA '93), to comply with
Section 401(a)(31) of the Internal Revenue Code, and for other desired provision changes; and

     WHEREAS, to accomplish this, the Employer now wishes to adopt the provisions of the amendments contained in Revenue Procedures 94-13 and 93-12, as published by the Internal Revenue Service;

     NOW THEREFORE, effective September 1, 1996, the Employer hereby amends the Plan as follows:

     I.  Section 1.07(c) shall be added to the Plan to read as follows:

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (Determination Period) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior Determination Period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the OBRA '93 annual compensation limit in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     II. Section 4.01(a)(1) of the Plan shall be amended with the addition of the following at the end of the section:

          (C) "ADP" contributions shall not include Employee Deferral Contributions distributed pursuant to Section 4.07(a) of the Plan.

     III. Section 4.07(a) of the Plan shall be amended in its entirety to read as follows:

          (a) If, for any Limitation Year, an Excess Amount arises with respect to a Participant as a result of (i) a reasonable error in determining the amount of Employee Deferral Contributions, (ii) a reasonable error in estimating a Participant's annual Compensation, or (iii) through an allocation of forfeitures, or under such other facts and circumstances as the Secretary of the Treasury or his delegate finds justifies the availability of relief, any such Excess Amount will be disposed of as follows.

               (1) Any nondeductible voluntary employee contributions and any Net Gain thereon, to the extent they would reduce the Excess Amount, will be returned to the Participant.

               (2) Any Employee Deferral Contributions and any Net Gain thereon, to the extent that they would reduce the Excess Amount, will be returned to the Participant.

               (3) If, after the application of paragraphs (1) and (2), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Individual Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (4) If, after the application of paragraphs (1), (2) and (3), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (5) If a suspense account is in existence at any time during a Limitation Year pursuant to the Section, it will not participate in the allocation of Net Gain or Net Loss for the Plan Year. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Except to the extent provided under paragraphs (1) and (2). Excess Amounts may not be distributed to Participants or former Participants.

     IV.  Section 9.08 shall be added to the Plan to read as follows:

          (a) This Section 9.08 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributees' election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b)  Definitions:

               (1)  Eligible Rollover Distribution:

                    An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2)  Eligible Retirement Plan:

                    An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributees' Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (3)  Distributee:

                    A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

               (4)  Direct Rollover:

                    A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          (c) If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (1) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (2) The Participant, after receiving the notice, affirmatively elects a distribution.

     V.   In all other respects, the Plan shall remain unchanged.


     IN WITNESS WHEREOF, the Employer and the Trustees affix their signatures on this 26 day of August, 1996.




                                 ST. JOSEPH CAPITAL CORPORATION (EMPLOYER)

                                 By:
                                    ----------------------------------

                                 Title: Chairman, President
                                       -------------------------------

                                 INDIANA TRUST & INVESTMENT MANAGEMENT
                                 COMPANY (TRUSTEE)

                                 By:   /s/ David A. Hisinski
                                       ------------------------------

                                 Title: President
                                       ------------------------------

                            SECOND AMENDMENT TO THE
                      ST. JOSEPH CAPITAL BANK 401(K) PLAN



     WHEREAS, effective September 1, 1996, the St. Joseph Capital Corporation (hereinafter referred to as the "Employer") established the St. Joseph Capital Bank 401(k) Plan (hereinafter referred to as the "Plan") to provide retirement and other related benefits for the eligible employees; and

     WHEREAS, the Employer wishes to further amend the Plan; and

     NOW THEREFORE, effective September 1, 1996, the Employer hereby amends the Plan as follows:

   I. Section 13.07 of the Plan shall be amended by the addition of the following subsections:

     (w) It is intended that the Plan shall constitute an "eligible individual account plan", as defined in Section 407(d)(3) of ERISA. Therefore, in accordance with Section 408(e) of ERISA, the Trustee may, on behalf of the Plan, acquire and hold up to 100% of the Plan's assets in "Qualifying Employer Securities" (as defined in Section 407(d)(5) of ERISA) provided that such acquisition, holding or sale is for adequate consideration and provided that no commission is charged.

          All voting, tender and similar rights with respect to Qualifying Employer Securities held on behalf of the Plan will be passed through to Participants and Beneficiaries with accounts holding such Qualifying Employer Securities. All proxies will also be passed through to Participants and Beneficiaries.

          The Trustee may purchase Qualifying Employer Securities from an established market to the extent necessary to comply with Participant's direction of investments.

     (x) In the event that a Participant or a Beneficiary directs the Trustee to invest some or all of the Participant's or the Beneficiary's Individual Account in Qualifying Employer Securities, the portion which is invested in the Qualifying Employer Securities will at all times be valued at fair market value as determined on an established market. The Trustee shall furnish Participants with all necessary information as required by ERISA to make informed decisions of whether to invest all or a portion of their Individual Account in Qualifying Employer Securities. Such information shall include, but shall not be limited to, prospectuses, financial statements and reports and other material which describe the risks associated with such an investment and which is necessary for the Participant to make an informed decision regarding the investment of his or her Individual Account.

     II. In all other respects, the Plan remains unchanged.


     IN WITNESS WHEREOF, the Employer and the Trustee affix their signatures on this day of , 1996.


                     ST. JOSEPH CAPITAL CORPORATION (EMPLOYER)

                     By:
                         --------------------------------------

                     Title:
                         --------------------------------------


                     INDIANA TRUST AND INVESTMENT MANAGEMENT COMPANY (TRUSTEE)

                     By:
                         --------------------------------------

                     Title:
                         --------------------------------------